Exhibit 4.1

Execution Version

DOMINO’S PIZZA MASTER ISSUER LLC,

DOMINO’S PIZZA DISTRIBUTION LLC,

DOMINO’S IP HOLDER LLC and

DOMINO’S SPV CANADIAN HOLDING COMPANY INC.,

and

CITIBANK, N.A.,

as Trustee and Series 2022-1 Securities Intermediary

SERIES 2022-1 SUPPLEMENT

Dated as of September 16, 2022

to

AMENDED AND RESTATED BASE INDENTURE

Dated as of March 15, 2012

$120,000,000 Series 2022-1 Variable Funding Senior Secured Notes, Class A-1

(i)

Section 5.06.	Counterparts	23

Section 5.07.	Governing Law	23

Section 5.08.	Amendments	23

Section 5.09.	Termination of Series Supplement	23

Section 5.10.	Electronic Signatures and Transmission	24

Section 5.11.	Entire Agreement	24

Section 5.12.	Fiscal Year End	24

(ii)

ANNEXES

Annex A — Series 2022-1 Supplemental Definitions List

EXHIBITS

Exhibit A-1-1	—	Form of Series 2022-1 Class A-1 Advance Note
Exhibit A-1-2	—	Form of Series 2022-1 Class A-1 Swingline Note
Exhibit A-1-3	—	Form of Series 2022-1 Class A-1 L/C Note
Exhibit B-1	—	Form of Transfer Certificate for Transfers of Series 2022-1 Class A-1 Notes
Exhibit C	—	Form of Quarterly Noteholders’ Statement
Exhibit D	—	Form of Confirmation of Registration
Exhibit E	—	Form of Mandatory/Voluntary Decrease Notice

(iii)

SERIES 2022-1 SUPPLEMENT, dated as of September 16, 2022 (this “Series Supplement”), by and among DOMINO’S PIZZA MASTER ISSUER LLC, a Delaware limited liability company (the “Master Issuer”), DOMINO’S PIZZA DISTRIBUTION LLC, a Delaware limited liability company (the “Domestic Distributor”), DOMINO’S IP HOLDER LLC, a Delaware limited liability company (the “IP Holder”), DOMINO’S SPV CANADIAN HOLDING COMPANY INC., a Delaware corporation (the “SPV Canadian Holdco” and, together with the Master Issuer, the Domestic Distributor, and the IP Holder, collectively, the “Co-Issuers” and each, a “Co-Issuer”), each as a Co-Issuer, and CITIBANK, N.A., a national banking association, not in its individual capacity, but solely as trustee (in such capacity, the “Trustee”) and as Series 2022-1 Securities Intermediary, to the Amended and Restated Base Indenture, dated as of March 15, 2012, by and among the Co-Issuers and CITIBANK, N.A., as Trustee and Securities Intermediary (as amended, restated, amended and restated, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Section 2.02 and 13.1 of the Base Indenture provide, among other things, that the Co-Issuers and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes (as defined in Annex A of the Base Indenture) upon satisfaction of the conditions set forth therein; and

WHEREAS, all such conditions have been met for the issuance of the Series of Notes authorized hereunder.

DESIGNATION

There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Series 2022-1 Supplement, and such Series of Notes shall be designated as Series 2022-1 Senior Notes. On the Series 2022-1 Closing Date, the following subclasses of Notes of such Series shall be issued: (a) $120,000,000 Series 2022-1 Variable Funding Senior Secured Notes, Class A-1 (as referred to herein, the “Series 2022-1 Class A-1 Notes” or the “Series 2022-1 Variable Funding Senior Notes, Class A-1”), which shall be issued in three Subclasses consisting of (i) the Series 2022-1 Class A-1 Advance Notes (as referred to herein, the “Series 2022-1 Class A-1 Advance Notes”), (ii) the Series 2022-1 Class A-1 Swingline Notes (as referred to herein, the “Series 2022-1 Class A-1 Swingline Notes”) and (iii) the Series 2022-1 Class A-1 L/C Notes (as referred to herein, the “Series 2022-1 Class A-1 L/C Notes”). For purposes of the Base Indenture, the Series 2022-1 Class A-1 Notes shall be deemed to be “Senior Notes.”

ARTICLE I

DEFINITIONS

All capitalized terms used herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Series 2022-1 Supplemental Definitions List attached hereto as Annex A (the “Series 2022-1 Supplemental Definitions List”) as such Series 2022-1 Supplemental Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof. All capitalized terms not otherwise defined therein shall have the meanings assigned thereto in the Base Indenture Definitions List attached to the Base Indenture as Annex A thereto, as such Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture. Unless otherwise specified herein, all Article, Exhibit, Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of the Base Indenture or this Series 2022-1 Supplement (as indicated herein). Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2022-1 Senior Notes and not to any other Series of Notes issued by the Co-Issuers. The rules of construction set forth in Section 1.4 of the Base Indenture shall apply for all purposes under this Series 2022-1 Supplement.

ARTICLE II

INITIAL ISSUANCE, INCREASES AND DECREASES OF SERIES 2022-1 CLASS A-1 OUTSTANDING PRINCIPAL AMOUNT AND COMMITMENT AMOUNTS

Section 2.01. Procedures for Issuing and Increasing the Series 2022-1 Class A-1 Outstanding Principal Amount(a) . (a) Subject to satisfaction of the conditions precedent to the making of Series 2022-1 Class A-1 Advances set forth in the Series 2022-1 Class A-1 Note Purchase Agreement, (i) on the Series 2022-1 Closing Date, the Master Issuer may cause the Series 2022-1 Class A-1 Initial Advance Principal Amount to become outstanding by drawing ratably, at par, the initial principal amounts of the Series 2022-1 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2022-1 Class A-1 Advances made on the Series 2022-1 Closing Date (the “Series 2022-1 Class A-1 Initial Advance”) and (ii) on any Business Day during the Commitment Term that does not occur during a Cash Trapping Period, the Co-Issuers may increase the Series 2022-1 Class A-1 Outstanding Principal Amount (such increase referred to as an “Increase”), by drawing ratably (or as otherwise set forth in the Series 2022-1 Class A-1 Note Purchase Agreement), at par, additional principal amounts on the Series 2022-1 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2022-1 Class A-1 Advances made on such Business Day; provided that at no time may the Series 2022-1 Class A-1 Outstanding Principal Amount exceed the Series 2022-1 Class A-1 Maximum Principal Amount. The Series 2022-1 Class A-1 Initial Advance and each Increase shall be made in accordance with the provisions of Sections 2.02 and 2.03 of the Series 2022-1 Class A-1 Note Purchase Agreement and shall be ratably (except as otherwise set forth in the Series 2022-1 Class A-1 Note Purchase Agreement) allocated among the Series 2022-1 Class A-1 Noteholders (other than the Series 2022-1 Class A-1 Subfacility Noteholders in their capacity as such) as provided therein. Proceeds from the Series 2022-1 Class A-1 Initial Advance and each Increase shall be paid as directed by the Co-Issuers in the applicable Series 2022-1 Class A-1 Advance Request or as otherwise set forth in the Series 2022-1 Class A-1 Note Purchase Agreement. Upon receipt of written notice from the Co-Issuers or the Series 2022-1 Class A-1 Administrative Agent of the Series 2022-1 Class A-1 Initial Advance and any Increase, the Trustee shall indicate in its books and records the amount of the Series 2022-1 Class A-1 Initial Advance or such Increase, as applicable.

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(b) Subject to satisfaction of the applicable conditions precedent set forth in the Series 2022-1 Class A-1 Note Purchase Agreement, on the Series 2022-1 Closing Date, the Co-Issuers may cause (i) the Series 2022-1 Class A-1 Initial Swingline Principal Amount to become outstanding by drawing, at par, the initial principal amounts of the Series 2022-1 Class A-1 Swingline Notes corresponding to the aggregate amount of the Series 2022-1 Class A-1 Swingline Loans made on the Series 2022-1 Closing Date pursuant to Section 2.06 of the Series 2022-1 Class A-1 Note Purchase Agreement (the “Series 2022-1 Class A-1 Initial Swingline Loan”) and (ii) the Series 2022-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount to become outstanding by drawing, at par, the initial principal amounts of the Series 2022-1 Class A-1 L/C Notes corresponding to the aggregate Undrawn L/C Face Amount of the Letters of Credit issued on the Series 2022-1 Closing Date pursuant to Section 2.07 of the Series 2022-1 Class A-1 Note Purchase Agreement; provided that at no time may the Series 2022-1 Class A-1 Outstanding Principal Amount exceed the Series 2022-1 Class A-1 Maximum Principal Amount. The procedures relating to increases in the Series 2022-1 Class A-1 Outstanding Subfacility Amount (each such increase referred to as a “Subfacility Increase”) through borrowings of Series 2022-1 Class A-1 Swingline Loans and issuance or incurrence of Series 2022-1 Class A-1 L/C Obligations are set forth in the Series 2022-1 Class A-1 Note Purchase Agreement. Upon receipt of written notice from the Co-Issuers or the Series 2022-1 Class A-1 Administrative Agent of the issuance of the Series 2022-1 Class A-1 Initial Swingline Principal Amount and the Series 2022-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount and any Subfacility Increase, the Trustee shall indicate in its books and records the amount of each such issuance and Subfacility Increase.

Section 2.02. Procedures for Decreasing the Series 2022-1 Class A-1 Outstanding Principal Amount.

(a) Mandatory Decrease. Whenever a Series 2022-1 Class A-1 Excess Principal Event shall have occurred, then, on or before the third Business Day immediately following the date on which the Manager or any Co-Issuer obtains knowledge of such Series 2022-1 Class A-1 Excess Principal Event, the Co-Issuers shall deposit in the Series 2022-1 Class A-1 Distribution Account the amount of funds referred to in the next sentence and shall direct the Trustee in writing to distribute such funds in accordance with Section 4.02 of the Series 2022-1 Class A-1 Note Purchase Agreement. Such written direction of the Co-Issuers shall include a report that will provide for the distribution of (i) funds sufficient to decrease the Series 2022-1 Class A-1 Outstanding Principal Amount by the lesser of (x) the amount necessary, so that after giving effect to such decrease of the Series 2022-1 Class A-1 Outstanding Principal Amount on such date, no such Series 2022-1 Class A-1 Excess Principal Event shall exist and (y) the amount that would decrease the Series 2022-1 Class A-1 Outstanding Principal Amount to zero (each decrease of the Series 2022-1 Class A-1 Outstanding Principal Amount pursuant to this Section 2.02(a), or any other required payment of principal in respect of the Series 2022-1 Class A-1 Notes pursuant to Section 3.06 of this Series 2022-1 Supplement, a “Mandatory Decrease”), plus (ii) any associated Series 2022-1 Class A-1 Breakage Amounts incurred as a result of such decrease (calculated in accordance with the Series 2022-1 Class A-1 Note Purchase Agreement). Such Mandatory Decrease shall be allocated among the Series 2022-1 Class A-1 Noteholders in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2022-1 Class A-1 Note Purchase Agreement. Upon obtaining knowledge of such a Series 2022-1 Class A-1 Excess Principal Event, the Co-Issuers promptly, but in any event within two (2) Business Days, shall deliver written notice substantially in the form of Exhibit E hereto (by facsimile or e-mail with original to follow by mail) of the need for any such Mandatory Decreases to the Trustee and the Series 2022-1 Class A-1 Administrative Agent. In connection with any Mandatory Decrease, the Co-Issuers shall reimburse the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Servicing Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate).

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(b) Voluntary Decrease. On any Business Day, upon at least three (3) Business Days’ prior written notice substantially in the form of Exhibit E hereto to each Series 2022-1 Class A-1 Investor, the Series 2022-1 Class A-1 Administrative Agent and the Trustee, the Co-Issuers may decrease the Series 2022-1 Class A-1 Outstanding Principal Amount (each such decrease of the Series 2022-1 Class A-1 Outstanding Principal Amount pursuant to this Section 2.02(b), a “Voluntary Decrease”) by depositing in the Series 2022-1 Class A-1 Distribution Account not later than 10 a.m. (New York time) on the date specified as the decrease date in the prior written notice referred to above and providing a written report to the Trustee directing the Trustee to distribute in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2022-1 Class A-1 Note Purchase Agreement (i) an amount (subject to the last sentence of this Section 2.02(b)) up to the Series 2022-1 Class A-1 Outstanding Principal Amount equal to the amount of such Voluntary Decrease, plus (ii) any associated Series 2022-1 Class A-1 Breakage Amounts incurred as a result of such decrease (calculated in accordance with the Series 2022-1 Class A-1 Note Purchase Agreement); provided, that to the extent the deposit into the Series 2022-1 Class A-1 Distribution Account described above is not made by 10 a.m. (New York time) on a Business Day, the same shall be deemed to be deposited on the following Business Day. Each such Voluntary Decrease shall be in a minimum principal amount as provided in the Series 2022-1 Class A-1 Note Purchase Agreement. In connection with any Voluntary Decrease, the Co-Issuers shall reimburse the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Servicing Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate).

(c) Upon distribution to the Series 2022-1 Class A-1 Noteholders of principal of the Series 2022-1 Class A-1 Advance Notes in connection with each Decrease, the Trustee shall indicate in its books and records such Decrease.

(d) The Series 2022-1 Class A-1 Note Purchase Agreement sets forth additional procedures relating to decreases in the Series 2022-1 Class A-1 Outstanding Subfacility Amount (each such decrease, together with any Voluntary Decrease or Mandatory Decrease allocated to the Series 2022-1 Class A-1 Subfacility Noteholders, referred to as a “Subfacility Decrease”) through (i) borrowings of Series 2022-1 Class A-1 Advances to repay Series 2022-1 Class A-1 Swingline Loans and Series 2022-1 Class A-1 L/C Obligations or (ii) optional prepayments of Series 2022-1 Class A-1 Swingline Loans on same day notice. Upon receipt of written notice from the Co-Issuers or the Series 2022-1 Class A-1 Administrative Agent of any Subfacility Decrease, the Trustee shall indicate in its books and records the amount of such Subfacility Decrease.

Section 2.03. Procedures for Increasing the Series 2022-1 Class A-1 Maximum Principal Amount. The Co-Issuers may increase and/or add Commitments and Commitment Amounts by entering into an Investor Group Supplement with the applicable Investor Group, and delivering a copy of such Investor Group Supplement to the Series 2022-1 Class A-1 Administrative Agent and the Trustee at least five (5) Business Days prior to the effective date of such increase or addition. Subject to satisfaction of the applicable conditions precedent set forth in Section 2.02 of the Base Indenture, the Trustee shall authenticate additional Series 2022-1 Class A-1 Notes as directed by the Master Issuer. Each such increase or addition shall be in a minimum

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principal amount of at least $5 million. On the applicable Additional Issuance Date, the Co-Issuers shall deposit funds in an amount equal to the excess, if any, by which the Series 2022-1 Notes Interest Reserve Amount (calculated after giving effect to the issuance of such additional Series 2022-1 Class A-1 Notes) exceeds the Series 2022-1 Available Senior Notes Interest Reserve Account Amount into the Senior Notes Interest Reserve Account.

ARTICLE III

SERIES 2022-1 ALLOCATIONS; PAYMENTS

With respect to the Series 2022-1 Senior Notes only, the following shall apply:

Section 3.01. Allocations with Respect to the Series 2022-1 Senior Notes. On the Series 2022-1 Closing Date, the Co-Issuers shall deposit $1,700,000.00 into the Senior Notes Interest Reserve Account.

Section 3.02. Application of Weekly Collections on Weekly Allocation Dates to the Series 2022-1 Senior Notes; Quarterly Payment Date Applications. On each Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account all amounts relating to the Series 2022-1 Senior Notes pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments, including the following:

(a) Series 2022-1 Senior Notes Quarterly Interest. On each Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account the Series 2022-1 Class A-1 Quarterly Interest to be “Senior Notes Quarterly Interest” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(b) Series 2022-1 Class A-1 Quarterly Commitment Fees. On each Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account the Series 2022-1 Class A-1 Quarterly Commitment Fees deemed to be “Class A-1 Senior Notes Quarterly Commitment Fees” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(c) Series 2022-1 Class A-1 Administrative Expenses. On each Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to pay to the Series 2022-1 Class A-1 Administrative Agent from the Collection Account the Series 2022-1 Class A-1 Administrative Expenses deemed to be “Class A-1 Senior Notes Administrative Expenses” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(d) Series 2022-1 Notes Interest Reserve Amount.

(i) The Co-Issuers shall maintain an amount on deposit in the Senior Notes Interest Reserve Account with respect to the Series 2022-1 Senior Notes equal to the Series 2022-1 Notes Interest Reserve Amount.

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(ii) If on any Weekly Allocation Date there is a Series 2022-1 Notes Interest Reserve Account Deficiency, the Master Issuer shall instruct the Trustee in writing to deposit into the Senior Notes Interest Reserve Account an amount equal to the Series 2022-1 Notes Interest Reserve Account Deficit Amount pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(iii) On each Accounting Date preceding the first Quarterly Payment Date following a Series 2022-1 Interest Reserve Release Event or on which a Series 2022-1 Interest Reserve Release Event occurs, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw the Series 2022-1 Interest Reserve Release Amount, if any, from the Senior Notes Interest Reserve Account on the applicable Quarterly Payment Date and to deposit such amounts into the Collection Account in accordance with Section 5.10(a)(xxix) of the Base Indenture; provided that immediately after giving effect to any withdrawal of funds from the Senior Notes Interest Reserve Account pursuant to Section 5.10(a)(xxix) of the Base Indenture in connection with such Series 2022-1 Interest Reserve Release Event, there shall be no Series 2022-1 Notes Interest Reserve Account Deficit Amount outstanding.

(iv) On each Accounting Date, the Manager shall determine (A) the value of the Series 2022-1 Notes Interest Reserve Amount for such Quarterly Collection Period based on the known value of the Series 2022-1 Class A-1 Note Rate and (B) the difference between (1) such amount and (2) the total amount allocated to the Senior Notes Interest Reserve Account on each Weekly Allocation Date during such Quarterly Collection Period based on the Manager’s estimates of the Series 2022-1 Class A-1 Note Rate. Where the amount described in clause (A) exceeds the amount described in clause (B)(2), the Master Issuer shall instruct the Trustee in writing to deposit into the Senior Notes Interest Reserve Account an amount equal to such difference on the immediately succeeding Weekly Allocation Date pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

Where the amount described in clause (B)(2) exceeds the amount described in clause (A), the Master Issuer shall instruct the Trustee in writing to withdraw an amount equal to such difference on the immediately succeeding Weekly Allocation Date and deposit such amount into the Collection Account.

(e) Series 2022-1 Senior Notes Rapid Amortization Principal Amounts. If any Weekly Allocation Date occurs during a Rapid Amortization Period or Series 2022-1 Class A-1 Senior Notes Amortization Period, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account for payment of principal on the Series 2022-1 Senior Notes the amounts contemplated by the Priority of Payments for such principal.

(f) [Reserved].

(g) [Reserved].

(h) Series 2022-1 Class A-1 Other Amounts. On each Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account the Series 2022-1 Class A-1 Other Amounts deemed to be “Class A-1 Senior Notes Other Amounts” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

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(i) Series 2022-1 Senior Notes Quarterly Post-ARD Contingent Interest. On each Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account the Series 2022-1 Class A-1 Post-Renewal Date Contingent Interest deemed to be “Senior Notes Quarterly Post-ARD Contingent Interest” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(j) [Reserved].

(k) Application Instructions. The Control Party is hereby authorized (but shall not be obligated) to deliver any instruction contemplated in this Section 3.02 that is not timely delivered by or on behalf of any Co-Issuer.

Section 3.03. Certain Distributions from the Series 2022-1 Class A-1 Distribution Account. On each Quarterly Payment Date, based solely upon the most recent Quarterly Manager’s Certificate, the Trustee shall, in accordance with Section 6.1 of the Base Indenture, remit to the Series 2022-1 Class A-1 Noteholders from the Series 2022-1 Class A-1 Distribution Account, the amounts withdrawn from the Senior Notes Interest Account, Class A-1 Senior Notes Commitment Fees Account and Senior Notes Principal Payments Account, pursuant to Section 5.12(a), (d), or (g), as applicable, of the Base Indenture, and deposited in the Series 2022-1 Class A-1 Distribution Account for the payment of interest and fees and, to the extent applicable, principal on such Quarterly Payment Date.

Section 3.04. Series 2022-1 Class A-1 Interest and Certain Fees.

(a) Series 2022-1 Class A-1 Note Rate and L/C Fees. From and after the Series 2022-1 Closing Date, the applicable portions of the Series 2022-1 Class A-1 Outstanding Principal Amount will accrue (i) interest at the Series 2022-1 Class A-1 Note Rate and (ii) Series 2022-1 Class A-1 L/C Fees at the applicable rates provided therefor in the Series 2022-1 Class A-1 Note Purchase Agreement. Such accrued interest and fees will be due and payable in arrears on each Quarterly Payment Date from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, commencing on October 25, 2022; provided that in any event all accrued but unpaid interest and fees shall be paid in full on the Series 2022-1 Legal Final Maturity Date, on any Series 2022-1 Prepayment Date with respect to a prepayment in full of the Series 2022-1 Class A-1 Notes, on any day when the Commitments are terminated in full or on any other day on which all of the Series 2022-1 Class A-1 Outstanding Principal Amount is required to be paid in full. To the extent any such amount is not paid when due, such unpaid amount will accrue interest at the Series 2022-1 Class A-1 Note Rate.

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(b) Undrawn Commitment Fees. From and after the Series 2022-1 Closing Date, Undrawn Commitment Fees will accrue as provided in the Series 2022-1 Class A-1 Note Purchase Agreement. Such accrued fees will be due and payable in arrears on each Quarterly Payment Date, from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, commencing on October 25, 2022. To the extent any such amount is not paid when due, such unpaid amount will accrue interest at the Series 2022-1 Class A-1 Note Rate.

(c) Series 2022-1 Class A-1 Post-Renewal Date Contingent Interest. From and after the Series 2022-1 Class A-1 Senior Notes Renewal Date, if the Series 2022-1 Final Payment has not been made, additional interest will accrue on the Series 2022-1 Class A-1 Outstanding Principal Amount (excluding any Undrawn L/C Face Amounts included therein) at an annual rate equal to 5% per annum (the “Series 2022-1 Class A-1 Post-Renewal Date Contingent Interest Rate”) in addition to the regular interest that will continue to accrue at the Series 2022-1 Class A-1 Note Rate. All computations of Series 2022-1 Class A-1 Post-Renewal Date Contingent Interest shall be made on the basis of a 360-day year consisting of twelve 30-day months. Any Series 2022-1 Class A-1 Post-Renewal Date Contingent Interest will be due and payable on any applicable Quarterly Payment Date, as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so made available, and failure to pay any Series 2022-1 Class A-1 Post-Renewal Date Contingent Interest in excess of such amounts will not be an Event of Default and interest will not accrue on any unpaid portion thereof.

(d) Series 2022-1 Class A-1 Initial Interest Period. The initial Interest Period for the Series 2022-1 Class A-1 Notes shall commence on the Series 2022-1 Closing Date and end on (but exclude) the day that is two (2) Business Days prior to the Accounting Date with respect to the Quarterly Payment Date occurring in October 2022.

Section 3.05. [Reserved].

Section 3.06. Payment of Series 2022-1 Note Principal.

(a) Series 2022-1 Senior Notes Principal Payment at Legal Maturity. The Series 2022-1 Outstanding Principal Amount shall be due and payable on the Series 2022-1 Legal Final Maturity Date. The Series 2022-1 Outstanding Principal Amount is not prepayable, in whole or in part, except as set forth in this Section 3.06 and, in respect of the Series 2022-1 Class A-1 Outstanding Principal Amount, Section 2.02 of this Series 2022-1 Supplement.

(b) Series 2022-1 Class A-1 Notes Renewal Date. The Series 2022-1 Final Payment is anticipated to occur on the Series 2022-1 Class A-1 Senior Notes Renewal Date. The initial Series 2022-1 Class A-1 Senior Notes Renewal Date will be the Quarterly Payment Date occurring in April 2026, unless extended as provided below in this Section 3.06(b).

(i) First Extension Election. Subject to the conditions set forth in Section 3.06(b)(iii) of this Series 2022-1 Supplement, the Manager shall have the option on or before the Quarterly Payment Date occurring in April 2026 to elect (the “Series 2022-1 First Extension Election”) to extend the Series 2022-1 Class A-1 Senior Notes Renewal Date to the Quarterly Payment Date occurring in April 2027 by delivering written notice to the Trustee and the Control Party; provided that upon such extension, the Quarterly Payment Date occurring in April 2027 shall become the Series 2022-1 Class A-1 Senior Notes Renewal Date.

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(ii) Second Extension Election. Subject to the conditions set forth in Section 3.06(b)(iii) of this Series 2022-1 Supplement, if the Series 2022-1 First Extension Election has been made and has become effective, the Manager shall have the option on or before the Quarterly Payment Date occurring in April 2027 to elect (the “Series 2022-1 Second Extension Election”) to extend the Series 2022-1 Class A-1 Senior Notes Renewal Date to the Quarterly Payment Date occurring in April 2028 by delivering written notice to the Trustee and the Control Party; provided that upon such extension, the Quarterly Payment Date occurring in April 2028 shall become the Series 2022-1 Class A-1 Senior Notes Renewal Date.

(iii) Conditions Precedent to Extension Elections. It shall be a condition to the effectiveness of the Series 2022-1 Extension Elections that, in the case of the Series 2022-1 First Extension Election, on the Quarterly Payment Date occurring in April 2026, or in the case of the Series 2022-1 Second Extension Election, on the Quarterly Payment Date occurring in April 2027, (a) the Quarterly DSCR is greater than or equal to 2.75 (calculated with respect to the most recently ended Quarterly Collection Period), and (b) either (1) the rating assigned to the Series 2022-1 Class A-1 Notes by S&P has not been downgraded below “BBB+” or withdrawn or (2) the Series 2022-1 Class A-1 Notes have been downgraded below “BBB+” by S&P or their rating has been withdrawn by S&P but such downgrade or withdrawal was caused primarily by the bankruptcy, insolvency or other financial difficulty experienced by any entity other than an Affiliate of Holdco. Any notice given pursuant to Section 3.06(b)(i) or (ii) of this Series 2022-1 Supplement shall be irrevocable; provided that if the conditions set forth in this Section 3.06(b)(iii) are not met as of the applicable extension date, the election set forth in such notice shall automatically be deemed ineffective.

(c) [Reserved].

(d) Series 2022-1 Senior Notes Mandatory Payments of Principal.

(i) If a Change of Control to which the Control Party (acting at the direction of the Controlling Class Representative) has not waived or provided its prior written consent occurs, the Co-Issuers shall prepay all the Series 2022-1 Senior Notes in full by (A) depositing within ten Business Days of the date on which such Change of Control occurs an amount equal to the Series 2022-1 Outstanding Principal Amount and all other amounts that are or will be due and payable with respect to each Subclass of the Series 2022-1 Senior Notes under the Indenture Documents as of the applicable Series 2022-1 Prepayment Date referred to in clause (D) below (including all interest and fees accrued to such date and any associated Series 2022-1 Class A-1 Breakage Amounts incurred as a result of such prepayment (calculated in accordance with the Series 2022-1 Class A-1 Note Purchase Agreement)) in the Series 2022-1 Class A-1 Distribution Account, (B) reimbursing the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Servicing Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate), (C) delivering Prepayment Notices in accordance with Section 3.06(g) of this Series 2022-1 Supplement and (D) directing the Trustee to distribute such amount set forth in clause (A) to the Series 2022-1 Noteholders of each Subclass on the Series 2022-1 Prepayment Date specified in such Prepayment Notices.

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(ii) During any Rapid Amortization Period, principal payments shall be due and payable on each Quarterly Payment Date on the applicable Subclass of Series 2022-1 Senior Notes as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available. Such payments shall be in the case of the Series 2022-1 Class A-1 Noteholders, allocated in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2022-1 Class A-1 Note Purchase Agreement.

(iii) During any Series 2022-1 Class A-1 Senior Notes Amortization Period, principal payments shall be due and payable on each Quarterly Payment Date on the applicable Series 2022-1 Class A-1 Notes as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available. Such payments shall be allocated among the Series 2022-1 Class A-1 Noteholders, in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2022-1 Class A-1 Note Purchase Agreement.

(e) [Reserved].

(f) [Reserved].

(g) Notices of Prepayments. The Co-Issuers shall give prior written notice (each, a “Prepayment Notice”) at least ten (10) Business Days but not more than twenty (20) Business Days prior to any Series 2022-1 Prepayment pursuant to Section 3.06(d)(i) of this Series 2022-1 Supplement to each Series 2022-1 Noteholder of the Subclass to receive such Series 2022-1 Prepayment, each of the Rating Agencies, the Servicer, the Control Party and the Trustee; provided that at the request of the Co-Issuers, such notice to the Series 2022-1 Noteholders receiving such Series 2022-1 Prepayment shall be given by the Trustee in the name and at the expense of the Co-Issuers. In connection with any such Prepayment Notice, the Co-Issuers shall provide a written report to the Trustee directing the Trustee to distribute such prepayment in accordance with the applicable provisions of Section 3.06(j) of this Series 2022-1 Supplement. With respect to each such Series 2022-1 Prepayment, the related Prepayment Notice shall, in each case, specify (A) the Series 2022-1 Prepayment Date on which such prepayment will be made, which in all cases shall be a Business Day and, in the case of a mandatory prepayment upon a Change of Control, shall be no more than 10 Business Days after the occurrence of such event and (B) the aggregate principal amount of the applicable Subclass to be prepaid on such date (such amount for each Subclass, together with all accrued and unpaid interest thereon to such date, a “Series 2022-1 Prepayment Amount”). Any such optional prepayment and Prepayment Notice may, in the Co-Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent (including the contemporaneous closing of a financing the proceeds of which will be used to fund all or a portion

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of such prepayment). The Co-Issuers shall have the option, by written notice to the Trustee, the Control Party, the Rating Agencies and the Series 2022-1 Noteholders expected to receive such Series 2022-1 Prepayment, to revoke, or amend the Series 2022-1 Prepayment Date set forth in (x) any Prepayment Notice relating to an optional prepayment at any time up to the second Business Day before the Series 2022-1 Prepayment Date set forth in such Prepayment Notice and (y) subject to the requirements of the preceding sentence, any Prepayment Notice relating to mandatory prepayment upon a Change of Control at any time up to the earlier of (I) the occurrence of such event and (II) the second Business Day before the Series 2022-1 Prepayment Date set forth in such Prepayment Notice; provided that in no event shall any Series 2022-1 Prepayment Date be amended to a date earlier than the second Business Day after such amended notice is given. Any Prepayment Notice shall become irrevocable two Business Days prior to the date specified in the Prepayment Notice as the Series 2022-1 Prepayment Date. All Prepayment Notices shall be (i) transmitted by facsimile or email to (A) each Series 2022-1 Noteholder of the Subclass subject to such Prepayment Notice to the extent such Series 2022-1 Noteholder has provided a facsimile number or email address to the Trustee and (B) to each of the Rating Agencies, the Servicer and the Trustee and (ii) sent by registered mail to each affected Series 2022-1 Noteholder. For the avoidance of doubt, a Voluntary Decrease in respect of the Series 2022-1 Class A-1 Notes is governed by Section 2.02 of this Series 2022-1 Supplement and not by this Section 3.06. A Prepayment Notice may be revoked or amended by any Co-Issuer if the Trustee receives written notice of such revocation or amendment no later than 10:00 a.m. (New York City time) two Business Days prior to such Series 2022-1 Prepayment Date. The Co-Issuers shall give written notice of such revocation to the Servicer, and at the request of the Co-Issuers, the Trustee shall forward the notice of revocation or amendment to the Series 2022-1 Noteholders.

(h) Series 2022-1 Prepayments. On each Series 2022-1 Prepayment Date with respect to any Series 2022-1 Prepayment, the Series 2022-1 Prepayment Amount and any associated Series 2022-1 Class A-1 Breakage Amounts applicable to such Series 2022-1 Prepayment shall be due and payable. The Co-Issuers shall pay the Series 2022-1 Prepayment Amount, by, to the extent not already deposited therein pursuant to Section 3.06(d)(i). of this Series 2022-1 Supplement, depositing such amounts in the applicable Series 2022-1 Distribution Account on or prior to the related Series 2022-1 Prepayment Date to be distributed in accordance with Section 3.06(i) of this Series 2022-1 Supplement.

(i) Indemnification Payments; Real Estate Disposition Proceeds. Any Indemnification Payments or Real Estate Disposition Proceeds allocated to the Senior Notes Principal Payments Account in accordance with Section 5.11(i) of the Base Indenture shall be withdrawn from the Senior Notes Principal Payments Account in accordance with Section 5.12(g) of the Base Indenture, and any funds allocable to the Series 2022-1 Senior Notes shall be deposited in the Series 2022-1 Class A-1 Distribution Account and used to prepay first, if a Series 2022-1 Class A-1 Senior Notes Amortization Period is continuing, the Series 2022-1 Class A-1 Notes (in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2022-1 Class A-1 Note Purchase Agreement), and second, provided that clause first does not apply, the Series 2022-1 Class A-1 Notes (in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2022-1 Class A-1 Note Purchase Agreement), on the Quarterly Payment Date immediately succeeding such deposit. In connection with any prepayment made with Indemnification Payments pursuant to this Section 3.06(i), the Co-Issuers shall not be obligated to pay any prepayment premium.

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(j) Series 2022-1 Payment Distributions.

(i) On the Series 2022-1 Prepayment Date for each Series 2022-1 Prepayment to be made pursuant to this Section 3.06 in respect of the Series 2022-1 Class A-1 Notes, the Trustee shall, in accordance with Section 6.1 of the Base Indenture (except that notwithstanding anything to the contrary therein, references to the distributions being made on a Quarterly Payment Date shall be deemed to be references to distributions made on such Series 2022-1 Prepayment Date and references to the Record Date shall be deemed to be references to the Prepayment Record Date) and based solely upon the applicable written report provided to the Trustee pursuant to Section 3.06(g) of this Series 2022-1 Supplement, wire transfer to the Series 2022-1 Class A-1 Noteholders of record on the applicable Prepayment Record Date, in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2022-1 Class A-1 Note Purchase Agreement, the amount deposited in the Series 2022-1 Class A-1 Distribution Account pursuant to this Section 3.06, if any, in order to repay the applicable portion of the Series 2022-1 Class A-1 Outstanding Principal Amount and pay all accrued and unpaid interest thereon up to such Series 2022-1 Prepayment Date and any associated Series 2022-1 Class A-1 Breakage Amounts incurred as a result of such prepayment.

(ii) [Reserved].

(k) Series 2022-1 Notices of Final Payment. The Co-Issuers shall notify the Trustee, the Servicer and each of the Rating Agencies on or before the Prepayment Record Date preceding the Series 2022-1 Prepayment Date that will be the Series 2022-1 Final Payment Date for a Subclass; provided, however, that with respect to any Series 2022-1 Final Payment that is made in connection with any mandatory or optional prepayment in full, the Co-Issuers shall not be obligated to provide any additional notice to the Trustee or the Rating Agencies of such Series 2022-1 Final Payment beyond the notice required to be given in connection with such prepayment pursuant to Section 3.06(g) of this Series 2022-1 Supplement. The Trustee shall provide any written notice required under this Section 3.06(k) to each Person in whose name a Series 2022-1 Senior Note for such Subclass is registered at the close of business on such Prepayment Record Date of the Series 2022-1 Prepayment Date that will be the Series 2022-1 Final Payment Date. Such written notice to be sent to the Series 2022-1 Noteholders of such Subclass shall be made at the expense of the Co-Issuers and shall be mailed by the Trustee within five (5) Business Days of receipt of notice from the Co-Issuers indicating that the Series 2022-1 Final Payment will be made and shall specify that such Series 2022-1 Final Payment shall be payable only upon presentation and surrender (or deregistration, in the case of Uncertificated Notes) of the Series 2022-1 Senior Notes of such Subclass and shall specify the place where the Series 2022-1 Senior Notes of such Subclass may be presented and surrendered (or deregistered, in the case of Uncertificated Notes) for such Series 2022-1 Final Payment.

Section 3.07. Series 2022-1 Class A-1 Distribution Account.

(a) Establishment of Series 2022-1 Class A-1 Distribution Account. The Trustee has established and shall maintain in the name of the Trustee for the benefit of the Series 2022-1 Class A-1 Noteholders an account (the “Series 2022-1 Class A-1 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2022-1 Class A-1 Noteholders. The Series 2022-1 Class A-1 Distribution Account shall be an Eligible Account. Initially, the Series 2022-1 Class A-1 Distribution Account will be established with the Trustee.

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(b) Administration of the Series 2022-1 Class A-1 Distribution Account. All amounts held in the Series 2022-1 Class A-1 Distribution Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer; provided, however, that any such investment in the Series 2022-1 Class A-1 Distribution Account shall mature not later than the Business Day prior to the first Quarterly Payment Date following the date on which such funds were received or such other date on which any such funds are scheduled to be paid to the Series 2022-1 Class A-1 Noteholders. In the absence of written investment instructions hereunder, funds on deposit in the Series 2022-1 Class A-1 Distribution Account shall be invested at the direction of the Master Issuer as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c) Earnings from Series 2022-1 Class A-1 Distribution Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2022-1 Class A-1 Distribution Account shall be deemed to be available and on deposit for distribution to the Series 2022-1 Class A-1 Noteholders.

(d) Series 2022-1 Class A-1 Distribution Account Constitutes Additional Collateral for Series 2022-1 Class A-1 Notes. In order to secure and provide for the repayment and payment of the Obligations with respect to the Series 2022-1 Class A-1 Notes, the Co-Issuers hereby grant a security interest in and assign, pledge, grant, transfer and set over to the Trustee, for the benefit of the Series 2022-1 Class A-1 Noteholders, all of the Co-Issuers’ right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2022-1 Class A-1 Distribution Account, including any security entitlement with respect thereto; (ii) all funds and other property (including, without limitation, Financial Assets) on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2022-1 Class A-1 Distribution Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2022-1 Class A-1 Distribution Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2022-1 Class A-1 Distribution Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2022-1 Class A-1 Distribution Account Collateral”).

(e) Termination of Series 2022-1 Class A-1 Distribution Account. On or after the date on which (1) all accrued and unpaid interest on and principal of all Outstanding Series 2022-1 Class A-1 Notes have been paid, (2) all Undrawn L/C Face Amounts have expired or have been cash collateralized in accordance with the terms of the Series 2022-1 Class A-1 Note Purchase Agreement (after giving effect to the provisions of Section 4.04 of the Series 2022-1 Class A-1

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Note Purchase Agreement), (3) all fees and expenses and other amounts then due and payable under the Series 2022-1 Class A-1 Note Purchase Agreement have been paid and (4) all Series 2022-1 Class A-1 Commitments have been terminated in full, the Trustee, acting in accordance with the written instructions of the Master Issuer, shall withdraw from the Series 2022-1 Class A-1 Distribution Account all amounts on deposit therein for distribution pursuant to the Priority of Payments.

Section 3.08. [Reserved].

Section 3.09. Trustee as Securities Intermediary.

(a) The Trustee or other Person holding the Series 2022-1 Distribution Account shall be the “Series 2022-1 Securities Intermediary.” If the Series 2022-1 Securities Intermediary in respect of the Series 2022-1 Class A-1 Distribution Account is not the Trustee, the Master Issuer shall obtain the express agreement of such other Person to the obligations of the Series 2022-1 Securities Intermediary set forth in this Section 3.08.

(b) The Series 2022-1 Securities Intermediary agrees that:

(i) The Series 2022-1 Class A-1 Distribution Account is accounts to which Financial Assets will or may be credited;

(ii) The Series 2022-1 Class A-1 Distribution Account is a “securities account” within the meaning of Section 8-501 of the New York UCC and the Series 2022-1 Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii) All securities or other property (other than cash) underlying any Financial Assets credited to the Series 2022-1 Class A-1 Distribution Account shall be registered in the name of the Series 2022-1 Securities Intermediary, indorsed to the Series 2022-1 Securities Intermediary or in blank or credited to another securities account maintained in the name of the Series 2022-1 Securities Intermediary, and in no case will any Financial Asset credited to the Series 2022-1 Class A-1 Distribution Account be registered in the name of the Master Issuer, payable to the order of the Master Issuer or specially indorsed to the Master Issuer;

(iv) All property delivered to the Series 2022-1 Securities Intermediary pursuant to this Series 2022-1 Supplement will be promptly credited to the Series 2022-1 Class A-1 Distribution Account;

(v) Each item of property (whether investment property, security, instrument or cash) credited to the Series 2022-1 Class A-1 Distribution Account shall be treated as a Financial Asset;

(vi) If at any time the Series 2022-1 Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Series 2022-1 Class A-1 Distribution Account, the Series 2022-1 Securities Intermediary shall comply with such entitlement order without further consent by the Master Issuer, any other Securitization Entity or any other Person;

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(vii) (A) The Series 2022-1 Class A-1 Distribution Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement; (B) for purposes of all applicable UCCs, the State of New York shall be deemed to be the Series 2022-1 Securities Intermediary’s jurisdiction and the Series 2022-1 Class A-1 Distribution Account (as well as the “security entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York; (C) with respect to each Trustee Account, the law in force in the State of New York is applicable to all issues specified in Article 2(1) of the Hague Securities Convention; and (D) the Securities Intermediary represents that, on the date hereof, it has an office in the State of New York which is engaged in a business or other regular activity of maintaining securities accounts;

(viii) The Series 2022-1 Securities Intermediary has not entered into, and until termination of this Series 2022-1 Supplement, will not enter into, any agreement with any other Person relating to the Series 2022-1 Class A-1 Distribution Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person, and the Series 2022-1 Securities Intermediary has not entered into, and until the termination of this Series 2022-1 Supplement will not enter into, any agreement with the Master Issuer purporting to limit or condition the obligation of the Series 2022-1 Securities Intermediary to comply with entitlement orders as set forth in Section 3.09(b)(vi) of this Series 2022-1 Supplement; and

(ix) Except for the claims and interest of the Trustee, the Secured Parties and the Securitization Entities in the Series 2022-1 Class A-1 Distribution Account, neither the Series 2022-1 Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest in, any Series 2022-1 Distribution Account or any Financial Asset credited thereto. If the Series 2022-1 Securities Intermediary or, in the case of the Trustee, a Trust Officer has actual knowledge of the assertion by any other person of any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2022-1 Distribution Account or any Financial Asset carried therein, the Series 2022-1 Securities Intermediary will promptly notify the Trustee, the Manager, the Servicer and the Master Issuer thereof.

(c) At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2022-1 Class A-1 Distribution Account and in all proceeds thereof, and shall (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) be the only Person authorized to originate entitlement orders in respect of the Series 2022-1 Class A-1 Distribution Account; provided, however, that at all other times the Master Issuer shall be authorized to instruct the Trustee to originate entitlement orders in respect of the Series 2022-1 Class A-1 Distribution Account.

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Section 3.10. Manager. Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Master Issuer, Holdco and the other Co-Issuers. The Series 2022-1 Noteholders by their acceptance of the Series 2022-1 Senior Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Master Issuer, Holdco or any other Co-Issuer. Any such reports and notices that are required to be delivered to the Series 2022-1 Noteholders hereunder shall be made available on the Trustee’s website in the manner set forth in Section 4.04 of the Base Indenture.

Section 3.11. Replacement of Ineligible Accounts. If, at any time, the Series 2022-1 Class A-1 Distribution Account shall cease to be an Eligible Account (a “Series 2022-1 Ineligible Account”), the Master Issuer or any other Co-Issuer shall (i) within five (5) Business Days of obtaining knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Series 2022-1 Ineligible Account, (B) following the establishment of such new Eligible Account, transfer or, with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer all cash and investments from such Series 2022-1 Ineligible Account into such new Eligible Account and (C) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such new Eligible Account is not established with the Trustee, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee.

ARTICLE IV

FORM OF SERIES 2022-1 SENIOR NOTES

Section 4.01. Issuance of Series 2022-1 Class A-1 Notes(a) . (a) The Series 2022-1 Class A-1 Advance Notes will be issued in the form of definitive notes in fully registered form without interest coupons (other than any Uncertificated Notes), substantially in the form set forth in Exhibit A-1-1 hereto, and will be issued to the Series 2022-1 Class A-1 Noteholders (other than the Series 2022-1 Class A-1 Subfacility Noteholders) pursuant to and in accordance with the Series 2022-1 Class A-1 Note Purchase Agreement and shall be duly executed by the Co-Issuers and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. Other than in accordance with this Series 2022-1 Supplement and the Series 2022-1 Class A-1 Note Purchase Agreement, the Series 2022-1 Class A-1 Advance Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by such Series 2022-1 Class A-1 Noteholders. The Series 2022-1 Class A-1 Advance Notes shall bear a face amount equal in the aggregate to up to the then-applicable Series 2022-1 Class A-1 Maximum Principal Amount, and shall be initially issued on the Series 2022-1 Closing Date in an aggregate outstanding principal amount equal to the Series 2022-1 Class A-1 Initial Advance Principal Amount pursuant to Section 2.01(a) of this Series 2022-1 Supplement. The Class A-1 Administrative Agent shall record any Increases or Decreases with respect to the Series 2022-1 Class A-1 Outstanding Principal Amount such that, subject to Section 4.01(d) of this Series 2022-1 Supplement, the principal amount of the Series 2022-1 Class A-1 Advance Notes that are Outstanding accurately reflects all such Increases and Decreases.

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(b) The Series 2022-1 Class A-1 Swingline Notes will be issued in the form of definitive notes in fully registered form without interest coupons (other than any Uncertificated Notes), substantially in the form set forth in Exhibit A-1-2 hereto, and will be issued to the Swingline Lender pursuant to and in accordance with the Series 2022-1 Class A-1 Note Purchase Agreement and shall be duly executed by the Co-Issuers and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. Other than in accordance with this Series 2022-1 Supplement and the Series 2022-1 Class A-1 Note Purchase Agreement, the Series 2022-1 Class A-1 Swingline Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Swingline Lender. The Series 2022-1 Class A-1 Swingline Note shall bear a face amount equal in the aggregate to up to the Swingline Commitment as of the Series 2022-1 Closing Date, and shall be initially issued in an aggregate outstanding principal amount equal to the Series 2022-1 Class A-1 Initial Swingline Principal Amount pursuant to Section 2.01(b)(i) of this Series 2022-1 Supplement. The Class A-1 Administrative Agent shall record any Subfacility Increases or Subfacility Decreases with respect to the Swingline Loans such that, subject to Section 4.01(d) of this Series 2022-1 Supplement, the aggregate principal amount of the Series 2022-1 Class A-1 Swingline Notes that is Outstanding accurately reflects all such Subfacility Increases and Subfacility Decreases.

(c) The Series 2022-1 Class A-1 L/C Notes will be issued in the form of definitive notes in fully registered form without interest coupons (other than any Uncertificated Notes), substantially in the form set forth in Exhibit A-1-3 hereto, and will be issued to the L/C Provider pursuant to and in accordance with the Series 2022-1 Class A-1 Note Purchase Agreement and shall be duly executed by the Co-Issuers and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. Other than in accordance with this Series 2022-1 Supplement and the Series 2022-1 Class A-1 Note Purchase Agreement, the Series 2022-1 Class A-1 L/C Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the L/C Provider. The Series 2022-1 Class A-1 L/C Notes shall bear a face amount equal in the aggregate to up to the L/C Commitment as of the Series 2022-1 Closing Date, and shall be initially issued in an aggregate amount equal to the Series 2022-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount pursuant to Section 2.0 l(b)(ii) of this Series 2022-1 Supplement. The Class A-1 Administrative Agent shall record any Subfacility Increases or Subfacility Decreases with respect to Undrawn L/C Face Amounts or Unreimbursed L/C Drawings, as applicable, such that, subject to Section 4.01(d) of this Series 2022-1 Supplement, the aggregate amount of the Series 2022-1 Class A-1 L/C Notes that is Outstanding accurately reflects all such Subfacility Increases and Subfacility Decreases. All Undrawn L/C Face Amounts shall be deemed to be “principal” outstanding under the Series 2022-1 Class A-1 L/C Note for all purposes of the Indenture and the other Related Documents other than for purposes of accrual of interest.

(d) For the avoidance of doubt, notwithstanding that the aggregate face amount of the Series 2022-1 Class A-1 Notes will exceed the Series 2022-1 Class A-1 Maximum Principal Amount, at no time will the principal amount actually outstanding of the Series 2022-1 Class A-1 Advance Notes, the Series 2022-1 Class A-1 Swingline Notes and the Series 2022-1 Class A-1 L/C Notes in the aggregate exceed the Series 2022-1 Class A-1 Maximum Principal Amount.

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(e) The Series 2022-1 Class A-1 Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Authorized Officers executing such Series 2022-1 Class A-1 Notes, as evidenced by their execution of the Series 2022-1 Class A-1 Notes. The Series 2022-1 Class A-1 Notes may be produced in any manner, all as determined by the Authorized Officers executing such Series 2022-1 Class A-1 Notes, as evidenced by their execution of such Series 2022-1 Class A-1 Notes. The initial sale of the Series 2022-1 Class A-1 Notes is limited to Persons who have executed the Series 2022-1 Class A-1 Note Purchase Agreement. The Series 2022-1 Class A-1 Notes may be resold only to the Master Issuer, its Affiliates, and Persons who are not Competitors (except that Series 2022-1 Class A-1 Notes may be resold to Competitors with the written consent of the Co-Issuers) in compliance with the terms of the Series 2022-1 Class A-1 Note Purchase Agreement.

(f) Uncertificated Notes. At the request of a Holder or transferee of Series 2022-1 Class A-1 Notes, the Series 2022-1 Class A-1 Notes may be issued in the form of Uncertificated Notes. With respect to any Uncertificated Note, the Trustee shall provide to the beneficial owner promptly after registration of the Uncertificated Note in the Note Register by the Registrar a Confirmation of Registration, the form of which shall be set forth in Exhibit D hereto.

(i) Except as otherwise expressly provided herein:

(A) Uncertificated Notes registered in the name of a Person shall be considered “held” by such Person for all purposes of this Series 2022-1 Supplement;

(B) with respect to any Uncertificated Note, (a) references herein to authentication and delivery of a Note shall be deemed to refer to creation of an entry for such Note in the Note Register and registration of such Note in the name of the owner, (b) references herein to cancellation of a Note shall be deemed to refer to deregistration of such Note and (c) references herein to the date of authentication of a Note shall refer to the date of registration of such Note in the Note Register in the name of the owner thereof;

(C) references to execution of Notes by the Co-Issuers, to surrender of the Notes and to presentment of the Notes shall be deemed not to refer to Uncertificated Notes; provided that the provisions of Section 4.03 relating to surrender of the Notes shall apply equally to deregistration of Uncertificated Notes; and

(D) for the avoidance of doubt, no Confirmation of Registration shall be required to be surrendered (x) in connection with a transfer of the related Uncertificated Note or (y) in connection with the final payment of the related Uncertificated Note.

(ii) The Note Register shall be conclusive evidence of the ownership of an Uncertificated Note.

(iii) Each of the Series 2022-1 Class A-1 Notes in the form of a definitive note may also be exchanged in its entirety for an Uncertificated Note and, upon complete exchange thereof, such Series 2022-1 Class A-1 Notes shall be cancelled and deregistered by the Registrar.

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(iv) Each of the Uncertificated Notes may be exchanged in its entirety for a Series 2022-1 Class A-1 Note in the form of a definitive note and, upon complete exchange thereof, such Uncertificated Note shall be deregistered by the Registrar.

Section 4.02. [Reserved].

Section 4.03. Transfer Restrictions of Series 2022-1 Class A-1 Notes(a) . (a) Subject to the terms of the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement, the holder of any Series 2022-1 Class A-1 Advance Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering (or deregistering, in the case of Uncertificated Notes) such Series 2022-1 Class A-1 Advance Note at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Registrar by, the holder thereof or its attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, and accompanied by a certificate substantially in the form of Exhibit B-l hereto; provided that if the holder of any Series 2022-1 Class A-1 Advance Note transfers, in whole or in part, its interest in any Series 2022-1 Class A-1 Advance Note pursuant to (i) an Assignment and Assumption Agreement substantially in the form of Exhibit B to the Series 2022-1 Class A-1 Note Purchase Agreement or (ii) an Investor Group Supplement substantially in the form of Exhibit C to the Series 2022-1 Class A-1 Note Purchase Agreement, then such Series 2022-1 Class A-1 Noteholder will not be required to submit a certificate substantially in the form of Exhibit B-l hereto upon transfer of its interest in such Series 2022-1 Class A-1 Advance Note. In exchange for any Series 2022-1 Class A-1 Advance Note properly presented for transfer along with the appropriately completed transfer certificate, Assignment and Assumption Agreement or Investor Group Supplement pursuant to the requirements of this Section 4.03(a), the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2022-1 Class A-1 Advance Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2022-1 Class A-1 Advance Note in part, the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2022-1 Class A-1 Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2022-1 Class A-1 Advance Note shall be made unless the request for such transfer is made by the Series 2022-1 Class A-1 Noteholder at such office. In the case of a transfer to a Holder electing to take such Note in the form of an Uncertificated Note, the Trustee shall deliver a Confirmation of Registration to the transferee. Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Series 2022-1 Class A-1 Advance Notes, the Trustee shall recognize the holders of such Series 2022-1 Class A-1 Advance Note as Series 2022-1 Class A-1 Noteholders.

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(b) Subject to the terms of the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement, the Swingline Lender may transfer any Series 2022-1 Class A-1 Swingline Note in whole but not in part by surrendering (or deregistering, in the case of Uncertificated Notes) such Series 2022-1 Class A-1 Swingline Note at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Registrar by, the holder thereof or its attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, and accompanied by an assignment agreement pursuant to Section 9.17(d) of the Series 2022-1 Class A-1 Note Purchase Agreement. In exchange for any Series 2022-1 Class A-1 Swingline Note properly presented for transfer along with the appropriately completed transfer certificate, Assignment and Assumption Agreement or Investor Group Supplement pursuant to the requirements of this Section 4.03(a), the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, a Series 2022-1 Class A-1 Swingline Note for the same aggregate principal amount as was transferred. No transfer of any Series 2022-1 Class A-1 Swingline Note shall be made unless the request for such transfer is made by the Swingline Lender at such office. In the case of a transfer to a Holder electing to take such Note in the form of an Uncertificated Note, the Trustee shall deliver a Confirmation of Registration to the transferee. Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of any transferred Series 2022-1 Class A-1 Swingline Note, the Trustee shall recognize the holder of such Series 2022-1 Class A-1 Swingline Note as a Series 2022-1 Class A-1 Noteholder.

(c) Subject to the terms of the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement, the L/C Provider may transfer any Series 2022-1 Class A-1 L/C Note in whole or in part, in an amount equivalent to an authorized denomination, by surrendering (or deregistering, in the case of Uncertificated Notes) such Series 2022-1 Class A-1 L/C Note at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Registrar by, the holder thereof or its attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, and accompanied by an assignment agreement pursuant to Section 9.17(e) of the Series 2022-1 Class A-1 Note Purchase Agreement. In exchange for any Series 2022-1 Class A-1 L/C Note properly presented for transfer along with the appropriately completed transfer certificate, Assignment and Assumption Agreement or Investor Group Supplement pursuant to the requirements of this Section 4.03(a), the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address

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as the transferee may request, Series 2022-1 Class A-1 L/C Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2022-1 Class A-1 L/C Note in part, the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2022-1 Class A-1 L/C Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2022-1 Class A-1 L/C Note shall be made unless the request for such transfer is made by the L/C Provider at such office. In the case of a transfer to a Holder electing to take such Note in the form of an Uncertificated Note, the Trustee shall deliver a Confirmation of Registration to the transferee. Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of any transferred Series 2022-1 Class A-1 L/C Note, the Trustee shall recognize the holder of such Series 2022-1 Class A-1 L/C Note as a Series 2022-1 Class A-1 Noteholder.

(d) Each Series 2022-1 Class A-1 Note (other than any Uncertificated Note) shall bear the following legend:

THE ISSUANCE AND SALE OF THIS SERIES 2022-1 VARIABLE FUNDING SENIOR SECURED NOTE, CLASS A-1 (“THIS NOTE”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND NONE OF THE CO-ISSUERS HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT COMPETITORS (AS DEFINED IN THE INDENTURE), UNLESS THE CO-ISSUERS GIVE WRITTEN CONSENT TO SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER, AND IN ACCORDANCE WITH THE PROVISIONS OF THE CLASS A-1 NOTE PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 16, 2022 BY AND AMONG THE CO-ISSUERS, THE GUARANTORS, THE MANAGER, THE CONDUIT INVESTORS, THE COMMITTED NOTE PURCHASERS AND THE FUNDING AGENTS NAMED THEREIN AND BARCLAYS BANK PLC, AS ADMINISTRATIVE AGENT.

The required legend set forth above shall not be removed from the Series 2022-1 Class A-1 Notes except as provided herein.

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ARTICLE V

GENERAL

Section 5.01. Information. On or before each Quarterly Payment Date, the Co-Issuers shall furnish, or cause to be furnished, a Quarterly Noteholders’ Statement with respect to the Series 2022-1 Senior Notes to the Trustee, substantially in the form of Exhibit C hereto, setting forth, inter alia, the following information with respect to such Quarterly Payment Date:

(i) the total amount available to be distributed to each Subclass of Series 2022-1 Noteholders on such Quarterly Payment Date;

(ii) the amount of such distribution allocable to the payment of interest on each Subclass of the Series 2022-1 Senior Notes;

(iii) the amount of such distribution allocable to the payment of principal of each Subclass of the Series 2022-1 Senior Notes;

(iv) [Reserved];

(v) the amount of such distribution allocable to the payment of any fees or other amounts due to the Series 2022-1 Class A-1 Noteholders;

(vi) whether, to the Actual Knowledge of the Co-Issuers, any Potential Rapid Amortization Event, Rapid Amortization Event, Default, Event of Default, Potential Manager Termination Event or Manager Termination Event has occurred as of the related Accounting Date or any Cash Trapping Period is in effect, as of such Accounting Date;

(vii) the Quarterly DSCR for such Quarterly Payment Date and the three Quarterly Payment Dates immediately preceding such Quarterly Payment Date;

(viii) the number of Open Domino’s Stores as of the last day of the preceding Quarterly Collection Period;

(ix) the amount of Global Retail Sales for the 13 Fiscal Periods ended on the last day of the immediately preceding Fiscal Period; and

(x) the Series 2022-1 Available Senior Notes Interest Reserve Account Amount and the amount on deposit in the Cash Trap Reserve Account, if any, in each case, as of the close of business on the last Business Day of the preceding Quarterly Collection Period.

After the Co-Issuers furnish Same Store Sales Comparison Information for a Quarterly Collection Period to the SEC, the Co-Issuers shall furnish the Trustee with a revised Quarterly Noteholders’ Statement with respect to the Series 2022-1 Senior Notes which includes Same Store Sales Comparison Information. In the event that the Co-Issuers at any time are not required to report Same Store Sales Comparison Information to the SEC, the Co-Issuers shall nonetheless provide revised Quarterly Noteholders’ Statements containing Same Store Sales Comparison Information to the Trustee (and the Trustee shall make such Same Store Sales Comparison Information available in accordance with Section 4.04 of the Base Indenture) no later than the date that the Co-Issuers would have been required to furnish this information to the SEC had their obligations to provide this data not ceased.

Any Series 2022-1 Noteholder may obtain copies of each Quarterly Noteholders’ Statement in accordance with the procedures set forth in Section 4.04 of the Base Indenture.

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Section 5.02. Exhibits. The annexes, exhibits and schedules attached hereto and listed on the table of contents hereto supplement the annexes, exhibits and schedules included in the Base Indenture.

Section 5.03. Ratification of Base Indenture. As supplemented by this Series 2022-1 Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series 2022-1 Supplement shall be read, taken and construed as one and the same instrument.

Section 5.04. Certain Notices to the Rating Agencies. The Co-Issuers shall provide to each Rating Agency a copy of each Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series 2022-1 Supplement or any other Related Document.

Section 5.05. Prior Notice by Trustee to the Controlling Class Representative and Control Party. Subject to Section 10.1 of the Base Indenture, the Trustee agrees that it shall not exercise any rights or remedies available to it as a result of the occurrence of a Rapid Amortization Event or an Event of Default until after the Trustee has given prior written notice thereof to the Controlling Class Representative and the Control Party and obtained the direction of the Control Party (subject to Section 11.4(e) of the Base Indenture, at the direction of the Controlling Class Representative).

Section 5.06. Counterparts. This Series 2022-1 Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 5.07. Governing Law. THIS SERIES 2022-1 SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 5.08. Amendments. This Series 2022-1 Supplement may not be modified or amended except in accordance with the terms of the Base Indenture.

Section 5.09. Termination of Series Supplement. This Series 2022-1 Supplement shall cease to be of further effect when (i) all Outstanding Series 2022-1 Senior Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2022-1 Senior Notes that have been replaced or paid) to the Trustee for cancellation (or deregistered, in the case of Uncertificated Notes) and all Letters of Credit have expired, have been cash collateralized in full pursuant to the terms of the Series 2022-1 Class A-1 Note Purchase Agreement or are deemed to no longer be outstanding in accordance with Section 4.04 of the Series 2022-1 Class A-1 Note Purchase Agreement, (ii) all fees and expenses and other amounts under the Series 2022-1 Class A-1 Note Purchase Agreement have been paid in full and all Series 2022-1 Class A-1 Commitments have been terminated and (iii) the Co-Issuers have paid all sums payable hereunder.

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Section 5.10. Electronic Signatures and Transmission.

(a) For purposes of this Series 2022-1 Supplement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b) Any requirement in the Indenture that a document, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission.

(c) Notwithstanding anything to the contrary in this Series 2022-1 Supplement, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

Section 5.11. Entire Agreement. This Series 2022-1 Supplement, together with the exhibits and schedules hereto and the other Indenture Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

Section 5.12. Fiscal Year End. The Co-Issuers shall not change their fiscal year end from the Sunday on or nearest to December 31 to any other date.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Co-Issuers, the Trustee and the Series 2022-1 Securities Intermediary have caused this Series 2022-1 Supplement to be duly executed by its respective duly authorized officer as of the day and year first written above.

DOMINO’S PIZZA MASTER ISSUER LLC, as Co-Issuer

By:	/s/ Sandeep Reddy
Name: Sandeep Reddy
Title: Chief Financial Officer and Executive Vice President

DOMINO’S PIZZA DISTRIBUTION LLC, as Co-Issuer

By:	/s/ Sandeep Reddy
Name: Sandeep Reddy
Title: Chief Financial Officer and Executive Vice President

DOMINO’S IP HOLDER LLC, as Co-Issuer

By:	/s/ Sandeep Reddy
Name: Sandeep Reddy
Title: Chief Financial Officer and Executive Vice President

DOMINO’S SPV CANADIAN HOLDING COMPANY INC., as Co-Issuer

By:	/s/ Sandeep Reddy
Name: Sandeep Reddy
Title: Chief Financial Officer and Executive Vice President

Signature Page to Series 2022-1 Supplement

CITIBANK, N.A., not in its individual capacity, but solely as Trustee and as Series 2022-1 Securities Intermediary

By:	/s/ Jacqueline Suarez
Name: Jacqueline Suarez
Title: Senior Trust Officer

Signature Page to Series 2022-1 Supplement

ANNEX A

SERIES 2022-1

SUPPLEMENTAL DEFINITIONS LIST

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.

“Administrative Agent” has the meaning set forth in the preamble to the Series 2022-1 Class A-1 Note Purchase Agreement. For purposes of the Base Indenture, the “Administrative Agent” shall be deemed to be a “Class A-1 Administrative Agent.”

“Administrative Agent Fees” has the meaning set forth in Section 3.02(a) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Advance” has the meaning set forth in the recitals to the Series 2022-1 Class A-1 Note Purchase Agreement.

“Advance Request” has the meaning set forth in Section 7.03(c) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Assignment and Assumption Agreement” has the meaning set forth in Section 9.17(a) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Base Rate” means, for purposes of the Series 2022-1 Class A-1 Notes, on any day, a rate per annum equal to the sum of (a) 0.50% plus (b) the greater of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Rate in effect on such day plus 0.50% and (iii) Adjusted Term SOFR in effect on such day plus 1.00%; provided, that any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively; provided, further, that changes in any rate of interest calculated by reference to the Base Rate shall take effect simultaneously with each change in the Base Rate.

“Base Rate Advance” means an Advance that bears interest at a rate of interest determined by reference to the Base Rate during such time as it bears interest at such rate, as provided in the Series 2022-1 Class A-1 Note Purchase Agreement.

“Benchmark Replacement Date” has the meaning set forth in Section 1.02 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Breakage Amount” has the meaning set forth in Section 3.06 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Series 2022-1 Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a Governmental Authority) which is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each, an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Series 2022-1 Closing Date; provided, however, for purposes of this definition, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all regulations, requests, guidelines or directives issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and been adopted subsequent to the date hereof.

“Change in Management” means (i) more than 50% of DPL’s Leadership Team is terminated and/or resigns within 24 months of a Trigger Event, (ii) the chief executive officer and the chief financial officer of Holdco are terminated and/or resign within 24 months of a Trigger Event or (iii) there are five or fewer Continuing Directors within 24 months of a Trigger Event; provided, with respect to clauses (i) and (ii), that termination of such officer shall not include (a) a change in such officer’s status in the ordinary course of succession so long as such officer continues to be a member of DPL’s Leadership Team and continues to be associated with Holdco, Intermediate Holdco or DPL or their subsidiaries as an officer or director, or in a similar capacity, (b) retirement of such officer or (c) death or incapacitation of such officer.

“Change of Control” means the occurrence of a Trigger Event other than (a) through purchases of securities on a public securities exchange that does not result in a Change in Management or (b) in connection with an acquisition by any person or group that does not result in a Change in Management and as to which the Control Party has provided its prior written consent.

“Class A-1 Amendment Expenses” means all amounts payable pursuant to clause (a)(ii) of Section 9.05 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Commercial Paper” means, with respect to any Conduit Investor, the promissory notes issued in the commercial paper market by or for the benefit of such Conduit Investor.

“Commitment Amount” means, as to each Committed Note Purchaser, the amount set forth on Schedule I to the Series 2022-1 Class A-1 Note Purchase Agreement opposite such Committed Note Purchaser’s name as its Commitment Amount or, in the case of a Committed Note Purchaser that becomes a party to the Series 2022-1 Class A-1 Note Purchase Agreement pursuant to an Assignment and Assumption Agreement or an Investor Group Supplement, the amount set forth therein as such Committed Note Purchaser’s Commitment Amount, in each case, as such amount may be (i) reduced pursuant to Section 2.05 of the Series 2022-1 Class A-1 Note Purchase Agreement or (ii) increased or reduced by any Assignment and Assumption Agreement or Investor Group Supplement entered into by such Committed Note Purchaser in accordance with the terms of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Commitment Fee Adjustment Amount” means, for any Interest Period, the result (whether a positive or negative number) of (a) the aggregate of the Daily Commitment Fee Amounts for each day in such Interest Period minus (b) the aggregate of the Estimated Daily Commitment Fee Amounts for each day in such Interest Period. For purposes of the Base Indenture, the “Commitment Fee Adjustment Amount” shall be deemed to be the “Class A-1 Senior Notes Commitment Fee Adjustment Amount.”

“Commitment Percentage” means, on any date of determination, with respect to any Investor Group, the ratio, expressed as a percentage, which such Investor Group’s Maximum Investor Group Principal Amount bears to the Series 2022-1 Class A-1 Maximum Principal Amount on such date.

“Commitment Term” means the period from and including the Series 2022-1 Closing Date to but excluding the earlier of (a) the Commitment Termination Date and (b) the date on which the Commitments are terminated or reduced to zero in accordance with the Series 2022-1 Class A-1 Note Purchase Agreement.

“Commitment Termination Date” means the Series 2022-1 Class A-1 Senior Notes Renewal Date (as such date may be extended pursuant to Section 3.06(b) of the Series 2022-1 Supplement).

“Commitments” means the obligations of each Committed Note Purchaser included in each Investor Group to fund Advances pursuant to Section 2.02(a) of the Series 2022-1 Class A-1 Note Purchase Agreement and to participate in Swingline Loans and Letters of Credit pursuant to Sections 2.06 and 2.08, respectively, of the Series 2022-1 Class A-1 Note Purchase Agreement in an aggregate stated amount up to its Commitment Amount.

“Committed Note Purchaser” has the meaning set forth in the preamble to the Series 2022-1 Class A-1 Note Purchase Agreement.

“Conduit Investor” has the meaning set forth in the preamble to the Series 2022-1 Class A-1 Note Purchase Agreement.

“Confirmation of Registration” means, with respect to an Uncertificated Note, a confirmation of registration, substantially in the form of Exhibit D hereto, provided to the owner thereof promptly after the registration of the Uncertificated Note in the Note Register by the Registrar.

“Continuing Director” means (i) an individual that was a member of the board of directors of Holdco immediately prior to a Trigger Event or (ii) an individual that becomes a member of the board of directors of Holdco after such Trigger Event whose nomination for election or election to the board of directors is recommended or approved by a majority of the Continuing Directors.

“CP Advance” means an Advance that bears interest at a rate of interest determined by reference to the CP Rate during such time as it bears interest at such rate, as provided in the Series 2022-1 Class A-1 Note Purchase Agreement.

“CP Funding Rate” means, with respect to each Conduit Investor, for any day during any Interest Period, for any portion of the Advances funded or maintained through the issuance of Commercial Paper by such Conduit Investor, the per annum rate equivalent to the weighted average cost (as determined by the related Funding Agent, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Investor, other borrowings by such Conduit Investor and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Conduit Investor or its related Funding Agent to fund or maintain such Advances for such Interest Period (and which may also be allocated in part to the funding of other assets of the Conduit Investor); provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Funding Rate” for such Advances for such Interest Period, the related Funding Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“CP Rate” means, on any day during any Interest Period, an interest rate per annum equal to the sum of (i) the CP Funding Rate for such Interest Period plus (ii) 1.50%.

“Daily Commitment Fee Amount” means, for any day during any Interest Period, the Undrawn Commitment Fees that accrue for such day.

“Daily Interest Amount” means, for any day during any Interest Period, the sum of the following amounts:

(a) with respect to any SOFR Advance outstanding on such day, the result of (i) the product of (x) the Term SOFR Rate in effect for such Interest Period and (y) the principal amount of such Advance outstanding as of the close of business on such day divided by (ii) 360; plus

(b) with respect to any Base Rate Advance outstanding on such day, the result of (i) the product of (x) the Base Rate in effect for such day and (y) the principal amount of such Advance outstanding as of the close of business on such day divided by (ii) 365 or 366, as applicable; plus

(c) with respect to any CP Advance outstanding on such day, the result of (i) the product of (x) the CP Rate in effect for such Interest Period and (y) the principal amount of such Advance outstanding as of the close of business on such day divided by (ii) 360; plus

(d) with respect to any Swingline Loans or Unreimbursed L/C Drawings outstanding on such day, the result of (i) the product of (x) the Base Rate in effect for such day and (y) the principal amount of such Class A-1 Swingline Loans and Unreimbursed L/C Drawings outstanding as of the close of business on such day divided by (ii) 365 or 366, as applicable; plus

(e) with respect to any Undrawn L/C Face Amounts outstanding on such day, the L/C Quarterly Fees and L/C Fronting Fees (if any) that accrue thereon for such day.

“Daily Post-Renewal Date Contingent Interest Amount” means, for any day during any Interest Period commencing on or after the Series 2022-1 Class A-1 Senior Notes Renewal Date, the sum of (a) the result of (i) the product of (x) the Series 2022-1 Class A-1 Post-Renewal Date Contingent Interest Rate and (y) the Series 2022-1 Class A-1 Outstanding Principal Amount (excluding any Base Rate Advances and Undrawn L/C Face Amounts included therein) as of the close of business on such day divided by (ii) 360 and (b) the result of (i) the product of (x) the Series 2022-1 Class A-1 Post-Renewal Date Contingent Interest Rate and (y) any Base Rate Advances included in the Series 2022-1 Class A-1 Outstanding Principal Amount as of the close of business on such day divided by (ii) 365 or 366, as applicable.

“Decrease” means a Mandatory Decrease or a Voluntary Decrease, as applicable.

“Definitive Notes” means one or more definitive notes in registered form, without interest coupons.

“DOL” means the U.S. Department of Labor.

“Electronic Transmission” has the meaning set forth in Section 5.10 of this Series 2022-1 Supplement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plans” means, collectively, any plan, account or other arrangement that is subject to Title I of ERISA, Section 4975 of the Code, entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements under DOL regulations, as modified by Section 3(42) of ERISA

“Estimated Daily Interest Amount” means (a) for any day during the first Interest Period, $0 and (b) for any day during any other Interest Period, the average of the Daily Interest Amounts for each day during the immediately preceding Interest Period.

“Estimated Daily Commitment Fee Amount” means (a) for any day during the first Interest Period, $0 and (b) for any day during any other Interest Period, the average of the Daily Commitment Fee Amounts for each day during the immediately preceding Interest Period.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System.

“Federal Funds Rate” means, for any specified period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as published in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the rate determined, in the reasonable opinion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. (New York City time).

“Fitch” means Fitch, Inc., doing business as Fitch Ratings, or any successor thereto.

“Floor” means a rate of interest equal to 0%.

“Funding Agent” has the meaning set forth in the preamble to the Series 2022-1 Class A-1 Note Purchase Agreement.

“Hague Securities Convention” means the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, concluded 5 July 2006.

“Initial Purchasers” means, collectively, Guggenheim Securities, LLC and Barclays Capital Inc.

“Interest Adjustment Amount” means, for any Interest Period, the result (whether a positive or negative number) of (a) the aggregate of the Daily Interest Amounts for each day in such Interest Period minus (b) the aggregate of the Estimated Daily Interest Amounts for each day in such Interest Period. For purposes of the Base Indenture, the “Interest Adjustment Amount” for any Interest Period shall be deemed to be a “Class A-1 Senior Notes Interest Adjustment Amount” for such Interest Period.

“Investor” means any one of the Conduit Investors and the Committed Note Purchasers and “Investors” means the Conduit Investors and the Committed Note Purchasers collectively.

“Investor Group” means (i) for each Conduit Investor, collectively, such Conduit Investor, the related Committed Note Purchasers) set forth opposite the name of such Conduit Investor on Schedule I to the Series 2022-1 Class A-1 Note Purchase Agreement (or, if applicable, set forth for such Conduit Investor in the Assignment and Assumption Agreement or Investor Group Supplement pursuant to which such Conduit Investor or Committed Note Purchaser becomes a party thereto), any related Program Support Providers) and the related Funding Agent (which shall constitute the Series 2022-1 Class A-1 Noteholder for such Investor Group) and (ii) for each other Committed Note Purchaser that is not related to a Conduit Investor, collectively, such Committed Note Purchaser, any related Program Support Providers) and the related Funding Agent (which shall constitute the Series 2022-1 Class A-1 Noteholder for such Investor Group).

“Investor Group Increase Amount” means, with respect to any Investor Group, for any Business Day, the portion of the Increase, if any, actually funded by such Investor Group on such Business Day.

“Investor Group Principal Amount” means, with respect to any Investor Group, (a) when used with respect to the Series 2022-1 Closing Date, an amount equal to (i) such Investor Group’s Commitment Percentage of the Series 2022-1 Class A-1 Initial Advance Principal Amount plus (ii) such Investor Group’s Commitment Percentage of the Series 2022-1 Class A-1 Outstanding Subfacility Amount outstanding on the Series 2022-1 Closing Date, and (b) when used with respect to any other date, an amount equal to (i) the Investor Group Principal Amount with respect to such Investor Group on the immediately preceding Business Day (excluding any Series 2022-1 Class A-1 Outstanding Subfacility Amount included therein) plus (ii) the Investor Group Increase Amount with respect to such Investor Group on such date minus (iii) the amount of principal payments made to such Investor Group on the Series 2022-1 Class A-1 Advance Notes on such date plus (iv) such Investor Group’s Commitment Percentage of the Series 2022-1 Class A-1 Outstanding Subfacility Amount outstanding on such date.

“Investor Group Supplement” has the meaning set forth in Section 9.17(c) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“L/C Commitment” means the obligation of the L/C Provider to provide Letters of Credit pursuant to Section 2.7 of the Series 2022-1 Class A-1 Note Purchase Agreement, in an aggregate Undrawn L/C Face Amount, together with any Unreimbursed L/C Drawings, at any one time outstanding not to exceed $0, as such amount may be reduced or increased pursuant to Section 2.07(g) of the Series 2022-1 Class A-1 Note Purchase Agreement or reduced pursuant to Section 2.05(b) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“L/C Obligations” means, at any time, an amount equal to the sum of (i) any Undrawn L/C Face Amounts outstanding at such time and (ii) any Unreimbursed L/C Drawings outstanding at such time.

“L/C Provider” means Barclays Bank PLC, in its capacity as provider of any Letter of Credit under the Series 2022-1 Class A-1 Note Purchase Agreement, and its permitted successors and assigns in such capacity.

“L/C Quarterly Fees” has the meaning set forth in Section 2.07(d) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“L/C Reimbursement Amount” has the meaning set forth in Section 2.08(a) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Leadership Team” means the President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, President of Domino’s International, Executive Vice President of Supply Chain Services, Executive Vice President of Team U.S.A., Executive Vice President of Franchise Operations and Development, Executive Vice President of Communication, Investor Relations and Legislative Affairs, Executive Vice President and General Counsel, Executive Vice President and Chief Information Officer, President of Domino’s USA, and Executive Vice President and Chief People Officer of Holdco or any other position that contains substantially the same responsibilities as any of the positions listed above or reports to the President and Chief Executive Officer.

“Letter of Credit” has the meaning set forth in Section 2.07(a) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Maximum Investor Group Principal Amount” means, as to each Investor Group existing on the Series 2022-1 Closing Date, the amount set forth on Schedule I to the Series 2022-1 Class A-1 Note Purchase Agreement as such Investor Group’s Maximum Investor Group Principal Amount or, in the case of any other Investor Group, the amount set forth as such Investor Group’s Maximum Investor Group Principal Amount in the Assignment and Assumption Agreement, Investor Group Supplement by which the members of such Investor Group become parties to the Series 2022-1 Class A-1 Note Purchase Agreement, in each case, as such amount may be (i) reduced pursuant to Section 2.5 of the Series 2022-1 Class A-1 Note Purchase Agreement or (ii) increased or reduced by any Assignment and Assumption Agreement or Investor Group Supplement entered into by the members of such Investor Group in accordance with the terms of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Official Body” has the meaning set forth in the definition of “Change in Law.”

“Outstanding Series 2022-1 Class A-1 Notes” means with respect to the Series 2022-1 Class A-1 Notes, all Series 2022-1 Class A-1 Notes theretofore authenticated and delivered under the Base Indenture, except (a) Series 2022-1 Class A-1 Notes theretofore cancelled or delivered to the Registrar for cancellation (or deregistered, in the case of Uncertificated Notes), (b) Series 2022-1 Class A-1 Notes that have not been presented for payment but funds for the payment in full of which are on deposit in the Series 2022-1 Class A-1 Distribution Account and are available for payment of such Series 2022-1 Class A-1 Notes and the Commitments with respect to which have terminated, (c) Series 2022-1 Class A-1 Notes that have been defeased in accordance with Section 12. of the Base Indenture and (d) Series 2022-1 Class A-1 Notes in exchange for or in lieu of other Series 2022-1 Class A-1 Notes that have been authenticated and delivered pursuant to the Base Indenture unless proof satisfactory to the Trustee is presented that any such Series 2022-1 Class A-1 Notes are held by a purchaser for value.

“Outstanding Series 2022-1 Senior Notes” means, collectively, all Outstanding Series 2022-1 Class A-1 Notes.

“Plan Fiduciary” means any fiduciary or other person investing the assets of an ERISA Plan.

“Prepayment Notice” has the meaning set forth in Section 3.06(g) of the Series 2022-1 Supplement.

“Prepayment Record Date” means, with respect to the date of any Series 2022-1 Prepayment, the last day of the calendar month immediately preceding the date of such Series 2022-1 Prepayment unless such last day is less than ten (10) Business Days prior to the date of such Series 2022-1 Prepayment, in which case the “Prepayment Record Date” will be the last day of the second calendar month immediately preceding the date of such Series 2022-1 Prepayment.

“Prime Rate” means the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by the Manager and the Administrative Agent as its reference rate, base rate or prime rate.

“Program Support Agreement” means, with respect to any Investor, any agreement entered into by any Program Support Provider in respect of any Commercial Paper and/or Series 2022-1 Class A-1 Note of such Investor providing for the issuance of one or more letters of credit for the account of such Investor, the issuance of one or more insurance policies for which such Investor is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Investor to any Program Support Provider of the Series 2022-1 Class A-1 Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to such Investor in connection with such Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Committed Note Purchaser).

“Program Support Provider” means, with respect to any Investor, any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, such Investor in respect of such Investor’s Commercial Paper and/or Series 2022-1 Class A-1 Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Investor’s securitization program as it relates to any Commercial Paper issued by such Investor, and/or holding equity interests in such Investor, in each case pursuant to a Program Support Agreement, and any guarantor of any such Person.

“Rating Agency” means, with respect to each Subclass of Series 2022-1 Senior Notes, S&P and any other nationally recognized rating agency then rating any such Subclass of Series 2022-1 Senior Notes at the request of the Co-Issuers.

“Same Store Sales Comparison Information” means, with respect to any Quarterly Collection Period, a comparison of (a) the sum of Gross Sales for each Open Domino’s Store for each day of such Quarterly Collection Period where such Open Domino’s Store had Gross Sales (i) on such day and (ii) for the corresponding day in the prior fiscal year of the Co-Issuers with (b) the sum of Gross Sales for each Open Domino’s Store for each day of the prior fiscal year of the Co-Issuers where such Open Domino’s Store had Gross Sales (i) on such day and (ii) for the corresponding day of the current fiscal year of the Co-Issuers.

“Series 2022-1 Available Senior Notes Interest Reserve Account Amount” means, when used with respect to any date, the sum of (a) the amount on deposit in the Senior Notes Interest Reserve Account pursuant to Section 3.02(d) of the Series 2022-1 Supplement after giving effect to any withdrawals therefrom on such date with respect to the Series 2022-1 Senior Notes pursuant to Section 5.12 of the Base Indenture and (b) the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Noteholders outstanding on such date after giving effect to any draws thereon on such date with respect to the Series 2022-1 Senior Notes pursuant to Section 5.12 of the Base Indenture.

“Series 2022-1 Class A-1 Administrative Agent” has the meaning set forth under “Administrative Agent” in this Annex A.

“Series 2022-1 Class A-1 Administrative Expenses” means, for any Weekly Allocation Date, the aggregate amount of any Administrative Agent Fees and Class A-1 Amendment Expenses then due and payable and not previously paid. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Administrative Expenses” shall be deemed to be “Class A-1 Senior Notes Administrative Expenses.”

“Series 2022-1 Class A-1 Advance” has the meaning set forth under “Advance” in this Annex A.

“Series 2022-1 Class A-1 Advance Notes” has the meaning set forth in “Designation” in the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 Advance Request” has the meaning set forth under “Advance Request” in this Annex A.

“Series 2022-1 Class A-1 Breakage Amount” has the meaning set forth under “Breakage Amount” in this Annex A.

“Series 2022-1 Class A-1 Commitments” has the meaning set forth under “Commitments” in this Annex A.

“Series 2022-1 Class A-1 Distribution Account” has the meaning set forth in Section 3.07(a) of the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 Distribution Account Collateral” has the meaning set forth in Section 3.07(d) of the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 Excess Principal Event” shall be deemed to have occurred if, on any date, the Series 2022-1 Class A-1 Outstanding Principal Amount exceeds the Series 2022-1 Class A-1 Maximum Principal Amount.

“Series 2022-1 Class A-1 Initial Advance” has the meaning set forth in Section 2.01(a) of the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 Initial Advance Principal Amount” means the aggregate initial outstanding principal amount of the Series 2022-1 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2022-1 Class A-1 Initial Advances made on the Series 2022-1 Closing Date pursuant to Section 2.01(a) of the Series 2022-1 Supplement, which is $0.

“Series 2022-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount” means the aggregate initial outstanding principal amount of the Series 2022-1 Class A-1 L/C Note of the L/C Provider corresponding to the aggregate Undrawn L/C Face Amounts of the Letters of Credit issued on the Series 2022-1 Closing Date pursuant to Section 2.07 of the Series 2022-1 Class A-1 Note Purchase Agreement, which is $0.

“Series 2022-1 Class A-1 Initial Swingline Principal Amount” means the aggregate initial outstanding principal amount of the Series 2022-1 Class A-1 Swingline Notes corresponding to the aggregate amount of the Swingline Loans made on the Series 2022-1 Closing Date pursuant to Section 2.06 of the Series 2022-1 Class A-1 Note Purchase Agreement, which is $0.

“Series 2022-1 Class A-1 Investor” has the meaning set forth under “Investor” in this Annex A.

“Series 2022-1 Class A-1 L/C Fees” means the L/C Quarterly Fees and the L/C Fronting Fees. For purposes of the Base Indenture, the Series 2022-1 Class A-1 L/C Fees shall be deemed to be “Senior Notes Quarterly Interest.”

“Series 2022-1 Class A-1 L/C Notes” has the meaning set forth in “Designation” in the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 L/C Obligations” has the meaning set forth under “L/C Obligations” in this Annex A.

“Series 2022-1 Class A-1 Maximum Principal Amount” means, as of any time, the aggregate Commitment Amount provided under the Series 2022-1 Class A-1 Notes.

“Series 2022-1 Class A-1 Note Purchase Agreement” means the Class A-1 Note Purchase Agreement, dated as of September 16, 2022, by and among the Co-Issuers, the Guarantors, the Manager, the Series 2022-1 Class A-1 Investors, the Series 2022-1 Class A-1 Noteholders and Barclays Bank PLC, as administrative agent thereunder, pursuant to which the Series 2022-1 Class A-1 Noteholders have agreed to purchase the Series 2022-1 Class A-1 Notes from the Co-Issuers, subject to the terms and conditions set forth therein, as amended, supplemented or otherwise modified from time to time. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Note Purchase Agreement” shall be deemed to be a “Variable Funding Note Purchase Agreement.”

“Series 2022-1 Class A-1 Note Rate” means, for any day, (a) with respect to that portion of the Series 2022-1 Class A-1 Outstanding Principal Amount resulting from Advances that bear interest on such day at the CP Rate in accordance with Section 3.01 of the Series 2022-1 Class A-1 Note Purchase Agreement, the CP Rate in effect for such day; (b) with respect to that portion of the Series 2022-1 Class A-1 Outstanding Principal Amount resulting from Advances that bear interest on such day at the Term SOFR Rate in accordance with Section 3.01 of the Series 2022-1 Class A-1 Note Purchase Agreement, the Term SOFR Rate in effect for the SOFR Interest Period that includes such day; (c) with respect to that portion of the Series 2022-1 Class A-1 Outstanding Principal Amount resulting from Advances that bear interest on such day at the Base Rate in accordance with Section 3.01 of the Series 2022-1 Class A-1 Note Purchase Agreement, the Base Rate in effect for such day; (d) with respect to that portion of the Series 2022-1 Class A-1 Outstanding Principal Amount consisting of Swingline Loans or Unreimbursed L/C Drawings outstanding on such day, the Base Rate in effect for such day; and (e) with respect to any other amounts that any Related Document provides is to bear interest by reference to the Series 2022-1 Class A-1 Note Rate, the Base Rate in effect for such day; in each case, computed on the basis of a year of 360 (or, in the case of the Base Rate, 365 or 366, as applicable) days and the actual number of days elapsed; provided, however, that the Series 2022-1 Class A-1 Note Rate will in no event be higher than the maximum rate permitted by applicable law.

“Series 2022-1 Class A-1 Noteholder” means the Person in whose name a Series 2022-1 Class A-1 Note is registered in the Note Register.

“Series 2022-1 Class A-1 Notes” has the meaning set forth in “Designation” in the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 Other Amounts” has the meaning set forth in the Series 2022-1 Class A-1 Note Purchase Agreement. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Other Amounts” shall be deemed to be “Class A-1 Senior Notes Other Amounts.”

“Series 2022-1 Class A-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Series 2022-1 Class A-1 Initial Advance Principal Amount, if any, minus (b) the amount of principal payments (whether pursuant to a Decrease, a prepayment, a redemption or otherwise) made on the Series 2022-1 Class A-1 Advance Notes on or prior to such date plus (c) any Increases in the Series 2022-1 Class A-1 Outstanding Principal Amount pursuant to Section 2.01 of the Series 2022-1 Supplement resulting from Series 2022-1 Class A-1 Advances made on or prior to such date and after the Series 2022-1 Closing Date plus (d) any Series 2022-1 Class A-1 Outstanding Subfacility Amount on such date; provided that, at no time may the Series 2022-1 Class A-1 Outstanding Principal Amount exceed the Series 2022-1 Class A-1 Maximum Principal Amount. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Outstanding Principal Amount” shall be deemed to be an “Outstanding Principal Amount.”

“Series 2022-1 Class A-1 Outstanding Subfacility Amount” means, when used with respect to any date, the aggregate principal amount of any Series 2022-1 Class A-1 Swingline Notes and Series 2022-1 Class A-1 L/C Notes outstanding on such date (after giving effect to Subfacility Increases or Subfacility Decreases therein to occur on such date pursuant to the terms of the Series 2022-1 Class A-1 Note Purchase Agreement or the Series 2022-1 Supplement).

“Series 2022-1 Class A-1 Post-Renewal Date Contingent Interest” means, for any Interest Period commencing on or after the Series 2022-1 Class A-1 Senior Notes Renewal Date, an amount equal to the sum of the aggregate of the Daily Post-Renewal Date Contingent Interest Amounts for each day in such Interest Period. For purposes of the Base Indenture, Series 2022-1 Class A-1 Post-Renewal Date Contingent Interest shall be deemed to be “Senior Notes Quarterly Post-ARD Contingent Interest.”

“Series 2022-1 Class A-1 Post-Renewal Date Contingent Interest Rate” has the meaning set forth in Section 3.04(c) of the Series 2022-1 Supplement.

“Series 2022-1 Class A-1 Quarterly Commitment Fees” means, as of any date of determination for any Interest Period, an amount equal to the sum of (a) the aggregate of the Estimated Daily Commitment Fee Amounts for each day in such Interest Period, (b) if such date of determination occurs on or after the last day of such Interest Period, the Commitment Fee Adjustment Amount with respect to such Interest Period, and (c) the amount of any Class A-1 Senior Notes Commitment Fees Shortfall Amount with respect to the Series 2022-1 Class A-1 Notes (as determined pursuant to Section 5.12(e) of the Base Indenture), for the immediately preceding Interest Period together with Additional Class A-1 Senior Notes Commitment Fee Shortfall Interest (as determined pursuant to Section 5.12(e) of the Base Indenture) on such Class A-1 Senior Notes Commitment Fees Shortfall Amount. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Quarterly Commitment Fees” shall be deemed to be “Class A-1 Senior Notes Quarterly Commitment Fees.”

“Series 2022-1 Class A-1 Quarterly Interest” means, as of any date of determination for any Interest Period, an amount equal to the sum of (a) the aggregate of the Estimated Daily Interest Amounts for each day in such Interest Period, (b) if such date of determination occurs on or after the last day of such Interest Period, the Interest Adjustment Amount with respect to such Interest Period, and (c) the amount of any Senior Notes Interest Shortfall Amount with respect to the Series 2022-1 Class A-1 Notes (as determined pursuant to Section 5.12(b) of the Base Indenture), for the immediately preceding Interest Period together with Additional Senior Notes Interest Shortfall Interest (as determined pursuant to Section 5.12(b) of the Base Indenture) on such Senior Notes Interest Shortfall Amount. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Quarterly Interest” shall be deemed to be “Senior Notes Quarterly Interest.”

“Series 2022-1 Class A-1 Senior Notes Amortization Event” means the circumstance in which the Outstanding Principal Amount of the Series 2022-1 Class A-1 Notes is not paid in full or otherwise refinanced in full (which refinancing may also include an extension thereof) on or prior to the Series 2022-1 Class A-1 Senior Notes Renewal Date. For purposes of the Base Indenture, a “Series 2022-1 Class A-1 Senior Notes Amortization Event” shall be deemed to be a “Class A-1 Senior Notes Amortization Event.”

“Series 2022-1 Class A-1 Senior Notes Amortization Period” means the period commencing on the date on which a Series 2022-1 Class A-1 Senior Notes Amortization Event occurs and ending on the date on which there are no Series 2022-1 Class A-1 Notes Outstanding. For purposes of the Base Indenture, a “Series 2022-1 Class A-1 Senior Notes Amortization Period” shall be deemed to be a “Class A-1 Amortization Period.”

“Series 2022-1 Class A-1 Senior Notes Renewal Date” means the Quarterly Payment Date in April 2026 (which date may be extended at such time until the Quarterly Payment Date in April 2027, and may be further extended until the Quarterly Payment Date in April 2028, in each case pursuant to Section 3.06(b) of the Series 2022-1 Supplement). For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Senior Notes Renewal Date” shall be deemed to be a “Class A-1 Senior Notes Renewal Date.”

“Series 2022-1 Class A-1 Subfacility Noteholder” means the Person in whose name a Series 2022-1 Class A-1 Swingline Note or Series 2022-1 Class A-1 L/C Note is registered in the Note Register. For purposes of the Base Indenture, the “Series 2022-1 Class A-1 Subfacility Noteholders” shall be deemed to be “Class A-1 Subfacility Noteholders.”

“Series 2022-1 Class A-1 Swingline Loan” has the meaning set forth under “Swingline Loan” in this Annex A.

“Series 2022-1 Class A-1 Swingline Notes” has the meaning set forth in “Designation” of the Series 2022-1 Supplement.

“Series 2022-1 Closing Date” means September 16, 2022.

“Series 2022-1 Distribution Account” means the Series 2022-1 Class A-1 Distribution Account.

“Series 2022-1 Extension Elections” means, collectively, the Series 2022-1 First Extension Election and the Series 2022-1 Second Extension Election.

“Series 2022-1 Final Payment” means, with respect to a Subclass, the payment of all accrued and unpaid interest on and principal of all Outstanding Series 2022-1 Senior Notes of such Subclass, and, in the case of the Series 2022-1 Class A-1 Notes, the expiration or cash collateralization in accordance with the terms of the Series 2022-1 Class A-1 Note Purchase Agreement of all Undrawn L/C Face Amounts (after giving effect to the provisions of Section 4.04 of the Series 2022-1 Class A-1 Note Purchase Agreement), the payment of all fees and expenses and other amounts then due and payable under the Series 2022-1 Class A-1 Note Purchase Agreement and the termination in full of all Series 2022-1 Class A-1 Commitments.

“Series 2022-1 Final Payment Date” means, with respect to a Subclass, the date on which the Series 2022-1 Final Payment for such Subclass is made.

“Series 2022-1 First Extension Election” has the meaning set forth in Section 3.06(b)(i) of the Series 2022-1 Supplement.

“Series 2022-1 Ineligible Account” has the meaning set forth in Section 3.11 of the Series 2022-1 Supplement.

“Series 2022-1 Interest Reserve Release Amount” means, as of any Accounting Date, the excess, if any, of (i) the Series 2022-1 Available Senior Notes Interest Reserve Account Amount over (ii) the Series 2022-1 Notes Interest Reserve Amount required to be on deposit on the immediately following Quarterly Payment Date.

“Series 2022-1 Interest Reserve Release Event” means (i) the Manager provides a certification to the Trustee on or before the Accounting Date that the Series 2022-1 Available Senior Notes Interest Reserve Account Amount will exceed the Series 2022-1 Notes Interest Reserve Amount required to be on deposit on the immediately following Quarterly Payment Date or (ii) the Series 2022-1 Class A-1 Maximum Principal Amount is reduced. The provision of the Quarterly Noteholders’ Statement by the Manager shall be deemed to satisfy clause (i) of this definition. For purposes of the Base Indenture, the “Series 2022-1 Interest Reserve Release Event” shall be deemed to be an “Interest Reserve Release Event.”

“Series 2022-1 Legal Final Maturity Date” means the Quarterly Payment Date in October 2052. For purposes of the Base Indenture, the “Series 2022-1 Legal Final Maturity Date” shall be deemed to be a “Series Legal Final Maturity Date.”

“Series 2022-1 Noteholders” means the Series 2022-1 Class A-1 Noteholders.

“Series 2022-1 Notes Interest Reserve Account Deficiency” means, when used with respect to any date, that on such date the Series 2022-1 Notes Interest Reserve Amount exceeds the Series 2022-1 Available Senior Notes Interest Reserve Account Amount.

“Series 2022-1 Notes Interest Reserve Account Deficit Amount” means, on any Weekly Allocation Date with respect to a Quarterly Collection Period, the amount, if any, by which (a) the Series 2022-1 Notes Interest Reserve Amount exceeds (b) the Series 2022-1 Available Senior Notes Interest Reserve Account Amount on such date; provided, however, with respect to any Weekly Allocation Date that occurs during the Quarterly Collection Period immediately preceding the Series 2022-1 Final Payment Date or the Series 2022-1 Legal Final Maturity Date, the Series 2022-1 Notes Interest Reserve Account Deficit Amount shall be zero.

“Series 2022-1 Notes Interest Reserve Amount” means, for any Weekly Allocation Date with respect to a Quarterly Collection Period, the amount equal to (i) the sum, for each Series 2022-1 Class A-1 Note, of the related Commitment Amount as of the immediately preceding Quarterly Payment Date (after giving effect to any commitment reductions on such date), multiplied by the applicable Series 2022-1 Class A-1 Note Rate (provided, that the Manager shall determine the amount in clause (i) using its good faith estimate of the applicable Series 2022-1 Class A-1 Note Rate and the Series 2022-1 Notes Interest Reserve Amount shall be adjusted quarterly pursuant to Section 3.02(d)(iv) of the Series 2022-1 Supplement), and divided by (ii) four.

“Series 2022-1 Outstanding Principal Amount” means, with respect any date, the Series 2022-1 Class A-1 Outstanding Principal Amount. For purposes of the Base Indenture, the “Series 2022-1 Outstanding Principal Amount” shall be deemed to be an “Outstanding Principal Amount.”

“Series 2022-1 Prepayment” has the meaning set forth in Section 3.06(e) of the Series 2022-1 Supplement.

“Series 2022-1 Prepayment Amount” has the meaning set forth in Section 3.06(g) of the Series 2022-1 Supplement.

“Series 2022-1 Prepayment Date” means the date on which any prepayment on the Series 2022-1 Class A-1 Notes is made pursuant to Section 3.06(d)(i), Section 3.06(d)(ii) or Section 3.06(i) of the Series 2022-1 Supplement, which shall be, with respect to any Series 2022-1 Prepayment pursuant to Section 3.06(d)(i) of the Series 2022-1 Supplement, the date specified as such in the applicable Prepayment Notice and, with respect to any Series 2022-1 Prepayment in connection with a Rapid Amortization Period or Real Estate Disposition Proceeds, the immediately succeeding Quarterly Payment Date.

“Series 2022-1 Second Extension Election” has the meaning set forth in Section 3.06(b)(ii) of the Series 2022-1 Supplement.

“Series 2022-1 Securities Intermediary” has the meaning set forth in Section 3.09(a) of the Series 2022-1 Supplement.

“Series 2022-1 Senior Notes” means the Series 2022-1 Class A-1 Notes.

“Series 2022-1 Supplement” means the Series 2022-1 Supplement, dated as of the Series 2022-1 Closing Date by and among the Co-Issuers, the Trustee and the Series 2022-1 Securities Intermediary, as amended, supplemented or otherwise modified from time to time.

“Series 2022-1 Supplemental Definitions List” has the meaning set forth in Article I of the Series 2022-1 Supplement.

“Similar Law” means any federal, state, local, non-U.S. or other laws or regulations governing investments by plans, accounts and arrangements not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code (including governmental plans, certain church plans and non-U.S. plans), and the conduct of the fiduciaries of such plans, accounts and arrangements.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Advance” means an Advance that bears interest at a rate of interest determined by reference to the Term SOFR Rate during such time as it bears interest at such rate, as provided in the Series 2022-1 Class A-1 Note Purchase Agreement.

“SOFR Interest Period” means, as to any SOFR Advance, the period commencing on the date of such Advance and ending on the numerically corresponding day in the calendar month that is three months thereafter (subject to the availability thereof), as specified by the Co-Issuers; provided that (i) if any SOFR Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such SOFR Interest Period shall end on the next preceding Business Day, (ii) any SOFR Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such SOFR Interest Period) shall end on the last Business Day of the last calendar month of such SOFR Interest Period, (iii) no SOFR Interest Period shall extend beyond the Series 2022-1 Legal Final Maturity Date and (iv) no tenor that has been removed from this definition pursuant to the Series 2022-1 Class A-1 Note Purchase Agreement shall be available for specification in such Advance Request. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such Advance.

“STAMP” has the meaning set forth in Section 4.03(a) of the Series 2022-1 Supplement.

“Subfacility Decrease” has the meaning set forth in Section 2.02(d) of the Series 2022-1 Supplement.

“Subfacility Increase” has the meaning set forth in Section 2.01(b) of the Series 2022-1 Supplement.

“Swingline Commitment” means the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.06 of the Series 2022-1 Class A-1 Note Purchase Agreement in an aggregate principal amount at any one time outstanding not to exceed $0, as such amount may be reduced or increased pursuant to Section 2.06(i) of the Series 2022-1 Class A-1 Note Purchase Agreement or reduced pursuant to Section 2.05(b) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Swingline Lender” means Barclays Bank PLC, in its capacity as maker of Swingline Loans, and its permitted successors and assigns in such capacity.

“Swingline Loans” has the meaning set forth in Section 2.06(a) of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Term SOFR” means,

(i)

for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable SOFR Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such SOFR Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(ii)

for any calculation with respect to an Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day;

provided, that if Term SOFR as so determined above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means 0.26161%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” means, for purposes of any calculation, the rate per annum equal to the sum of (a) Adjusted Term SOFR and (b) 1.50%.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Trigger Event” means an event or series of events by which (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan; provided that such person does not have the right to direct the voting of securities included in such employee benefit plan) acquires ownership or control, either directly or indirectly, of more than 35% of the Equity Interests of the Master Issuer or an amount of Equity Interests of the Master Issuer that entitles such “person” or “group” to exercise more than 35% of the voting power in the Equity Interests of the Master Issuer (including by reason of a change in the ownership of the Equity Interests in, or voting power of, Holdco, Intermediate Holdco, DPL or the SPV Guarantor).

“Uncertificated Note” means any Note issued in uncertificated, fully registered form evidenced by entry in the Note Register.

“Undrawn Commitment Fees” has the meaning set forth in Section 3.02 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“Undrawn L/C Face Amounts” means, at any time, the aggregate then undrawn and unexpired face amount of any Letters of Credit outstanding at such time.

“Unreimbursed L/C Drawings” means, at any time, the aggregate amount of any L/C Reimbursement Amounts that have not then been reimbursed pursuant to Section 2.08 of the Series 2022-1 Class A-1 Note Purchase Agreement.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in United States government securities.

“Voluntary Decrease” has the meaning set forth in Section 2.02(b) of the Series 2022-1 Supplement.

EXHIBIT A-1-1

FORM OF SERIES 2022-1 VARIABLE FUNDING SENIOR SECURED NOTE, CLASS A-1

SUBCLASS: SERIES 2022-1 CLASS A-1 ADVANCE NOTE

THE ISSUANCE AND SALE OF THIS SERIES 2022-1 VARIABLE FUNDING SENIOR SECURED NOTE, CLASS A-1 (THIS “NOTE”), WHICH IS A SERIES 2022-1 CLASS A-1 ADVANCE NOTE, HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND NONE OF DOMINO’S PIZZA MASTER ISSUER LLC, DOMINO’S SPV CANADIAN HOLDING COMPANY INC., DOMINO’S PIZZA DISTRIBUTION LLC AND DOMINO’S IP HOLDER LLC (THE “CO-ISSUERS”) HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT COMPETITORS (AS DEFINED IN THE INDENTURE), UNLESS THE CO-ISSUERS GIVE WRITTEN CONSENT TO SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER, AND IN ACCORDANCE WITH THE PROVISIONS OF THE CLASS A-1 NOTE PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 16, 2022 BY AND AMONG THE CO-ISSUERS, THE GUARANTORS, DOMINO’S PIZZA LLC, AS THE MANAGER, THE CONDUIT INVESTORS, THE COMMITTED NOTE PURCHASERS AND THE FUNDING AGENTS NAMED THEREIN AND BARCLAYS BANK PLC, AS ADMINISTRATIVE AGENT.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN AND SUBJECT TO INCREASES AND DECREASES AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

REGISTERED

No. R-A-	up to $[ ]

SEE REVERSE FOR CERTAIN CONDITIONS

DOMINO’S PIZZA MASTER ISSUER LLC,

DOMINO’S SPV CANADIAN HOLDING COMPANY INC.,

DOMINO’S PIZZA DISTRIBUTION LLC and

DOMINO’S IP HOLDER LLC

SERIES 2022-1 VARIABLE FUNDING SENIOR SECURED NOTE, CLASS A-1

SUBCLASS: SERIES 2022-1 CLASS A-1 ADVANCE NOTE

Exh. A-1-1-1

DOMINO’S PIZZA MASTER ISSUER LLC, a limited liability company formed under the laws of the State of Delaware, DOMINO’S SPV CANADIAN HOLDING COMPANY INC., a corporation incorporated under the laws of the State of Delaware, DOMINO’S PIZZA DISTRIBUTION LLC, a limited liability company formed under the laws of the State of Delaware, and DOMINO’S IP HOLDER LLC, a limited liability company formed under the laws of the State of Delaware (herein referred to, collectively, as the “Co-Issuers”), for value received, hereby jointly and severally promise to pay to [        ] or registered assigns, up to the principal sum of [        ] DOLLARS ($[        ]) or such lesser amount as shall equal the portion of the Series 2022-1 Class A-1 Outstanding Principal Amount evidenced by this Note as provided in the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement. Payments of principal shall be payable in the amounts and at the times set forth in the Indenture described herein; provided, however, that the entire unpaid principal amount of this Note shall be due on October 25, 2052 (the “Series 2022-1 Legal Final Maturity Date”). Pursuant to the Series 2022-1 Class A-1 Note Purchase Agreement and the Series 2022-1 Supplement, the principal amount of this Note may be subject to Increases or Decreases on any Business Day during the Commitment Term, and principal with respect to the Series 2022-1 Class A-1 Notes may be paid earlier than the Series 2022-1 Legal Final Maturity Date as described in the Indenture. The Co-Issuers will pay interest on this Series 2022-1 Class A-1 Advance Note (this “Note”) at the Series 2022-1 Class A-1 Note Rate for each Interest Period in accordance with the terms of the Indenture. Such amounts due on this Note will be payable in arrears on each Quarterly Payment Date, which will be on the 25th day (or, if such 25th day is not a Business Day, the next succeeding Business Day) of each January, April, July and October, commencing October 25, 2022 (each, a “Quarterly Payment Date”). Such amounts due on this Note will accrue for each Quarterly Payment Date with respect to (i) initially, the period from and including September 16, 2022 to but excluding the day that is two (2) Business Days prior to the first Accounting Date and (ii) thereafter, any period commencing on and including the day that is two (2) Business Days prior to an Accounting Date and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Accounting Date (each, an “Interest Period”). Such amounts due on this Note (and interest on any defaulted payments of amounts due on this Note at the same rate) will be computed in accordance with the Indenture. In addition, under the circumstances set forth in the Indenture, the Co-Issuers shall also pay contingent interest on this Note at the Series 2022-1 Class A-1 Post-Renewal Date Contingent Interest Rate, and such contingent interest shall be computed and shall be payable in the amounts and at the times set forth in the Indenture. In addition to and not in limitation of the foregoing and the provisions of the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement, the Co-Issuers further jointly and severally agree to pay to the holder of this Note such holder’s portion of other fees, costs and expense reimbursements, indemnification amounts and other amounts, if any, due and payable in accordance with the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Increase and Decrease with respect thereto and the Series 2022-1 Class A-1 Note Rate applicable thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Co-Issuers in respect of the Series 2022-1 Class A-1 Outstanding Principal Amount.

Exh. A-1-1-2

The amounts due on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Co-Issuers with respect to this Note shall be applied as provided in the Indenture.

This Note is subject to mandatory and optional prepayment as set forth in the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Co-Issuers and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Citibank, N.A., 388 Greenwich Street, New York, NY 10013, Attention: Agency & Trust — Domino’s Pizza Master Issuer LLC. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

Subject to the next following paragraph, the Co-Issuers hereby certify and declare that all acts, conditions and things required to be done and performed and to have happened prior to the creation of this Note and to constitute it as the valid obligation of the Co-Issuers enforceable in accordance with its terms, have been done and performed and have happened in due compliance with all applicable laws and in accordance with the terms of the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

Exh. A-1-1-3

IN WITNESS WHEREOF, each of the Co-Issuers has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:

DOMINO’S PIZZA MASTER ISSUER, LLC, as Co-Issuer

By:
	Name:	Sandeep Reddy
	Title:	Executive Vice President and Chief Financial Officer

DOMINO’S SPV CANADIAN HOLDING COMPANY INC., as Co-Issuer

By:
	Name:	Sandeep Reddy
	Title:	Executive Vice President and Chief Financial Officer

DOMINO’S PIZZA DISTRIBUTION, LLC, as Co-Issuer

By:
	Name:	Sandeep Reddy
	Title:	Executive Vice President and Chief Financial Officer

DOMINO’S IP HOLDER LLC, as Co-Issuer

By:
	Name:	Sandeep Reddy
	Title:	Executive Vice President

Exh. A-1-1-4

CERTIFICATE OF AUTHENTICATION

This is one of the Series 2022-1 Class A-1 Advance Notes issued under the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signatory

Exh. A-1-1-5

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Series 2022-1 Class A-1 Notes of the Co-Issuers designated as their Series 2022-1 Variable Funding Senior Secured Notes, Class A-1 (herein called the “Series 2022-1 Class A-1 Notes”), and is one of the Subclass thereof designated as the Series 2022-1 Class A-1 Advance Notes (herein called the “Series 2022-1 Class A-1 Advance Notes”), all issued under (i) the Amended and Restated Base Indenture, dated as of March 15,2012 (such Amended and Restated Base Indenture, as amended, supplemented or modified, is herein called the “Base Indenture”), among the Co-Issuers and Citibank, N.A., as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture) and as securities intermediary, and (ii) a Series 2022-1 Supplement to the Base Indenture, dated as of September 16, 2022 (the “Series 2022-1 Supplement”), among the Co-Issuers, the Trustee, and Citibank, N.A., as Series 2022-1 Securities Intermediary. The Base Indenture and the Series 2022-1 Supplement are referred to herein as the “Indenture”. The Series 2022-1 Class A-1 Advance Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented, modified or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented, modified or amended.

The Series 2022-1 Class A-1 Advance Notes are and will be secured by the Collateral pledged as security therefor as provided in the Indenture.

As provided for in the Indenture, the Series 2022-1 Class A-1 Advance Notes may be prepaid, in whole or in part, at the option of the Co-Issuers. In addition, the Series 2022-1 Class A-1 Advance Notes are subject to mandatory prepayment as provided for in the Indenture. As described above, the entire unpaid principal amount of this Note shall be due and payable on the Series 2022-1 Legal Final Maturity Date. Subject to the terms and conditions of the Series 2022-1 Class A-1 Note Purchase Agreement, all payments of principal of the Series 2022-1 Class A-1 Advance Notes will be made pro rata to the holders of Series 2022-1 Class A-1 Advance Notes entitled thereto based on the amounts due to such holders.

Amounts due on this Note which are payable on a Quarterly Payment Date or on any date on which payments are permitted to be made as provided for in the Indenture shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the applicable Record Date or Prepayment Record Date, as the case may be.

Interest and contingent interest, if any, will each accrue on the Series 2022-1 Class A-1 Advance Notes at the rates set forth in the Indenture. Such amounts will be computed on the basis set forth in the Indenture. Amounts payable on the Series 2022-1 Class A-1 Advance Notes on each Quarterly Payment Date will be calculated as set forth in the Indenture.

Payments of amounts due on this Note are subordinated to the payment of certain other amounts in accordance with the Priority of Payments.

If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Exh. A-1-1-6

Unless otherwise specified in the Series 2022-1 Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Series 2022-1 Class A-1 Noteholders of record on the preceding Record Date the amounts payable thereto by wire transfer in immediately available funds released by the Paying Agent from the Series 2022-1 Class A-1 Distribution Account no later than 12:30 p.m. (New York City time) if a Series 2022-1 Class A-1 Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date; provided, however, that the final principal payment due on a Series 2022-1 Class A-1 Note shall only be paid upon due presentment and surrender of such Series 2022-1 Class A-1 Note for cancellation in accordance with the provisions of the Series 2022-1 Class A-1 Note at the applicable Corporate Trust Office.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note shall be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Co-Issuers pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Series 2022-1 Class A-1 Noteholder hereof or its attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and accompanied by such other documents as the Trustee and the Registrar may require and as may be required by the Series 2022-1 Supplement, and thereupon one or more new Series 2022-1 Class A-1 Advance Notes of authorized denominations in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Series 2022-1 Class A-1 Noteholder, by acceptance of a Series 2022-1 Class A-1 Note, covenants and agrees that by accepting the benefits of the Indenture that prior to the date that is one year and one day after the payment in full of the latest maturing note issued under the Indenture, such Series 2022-1 Class A-1 Noteholder will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing herein shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Related Document.

It is the intent of the Co-Issuers and each Series 2022-1 Class A-1 Noteholder that, for federal, state and local income and franchise tax purposes only, the Series 2022-1 Class A-1 Notes will evidence indebtedness of the Co-Issuers secured by the Collateral. Each Series 2022-1 Class A-1 Noteholder, by the acceptance of this Note, agrees to treat this Note (or beneficial interests herein) for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if any Co-Issuer is treated as a division of another entity, such other entity.

Exh. A-1-1-7

The Indenture permits certain amendments to be made thereto without the consent of the Control Party, the Controlling Class Representative or any Series 2022-1 Class A-1 Noteholders, provided that certain conditions precedent are satisfied. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Co-Issuers and the rights of the Series 2022-1 Class A-1 Noteholders under the Indenture at any time by the Co-Issuers with the consent of the Control Party (acting at the direction of the Controlling Class Representative) and without the consent of any Series 2022-1 Class A-1 Noteholders. The Indenture also contains provisions permitting the Control Party (acting at the direction of the Controlling Class Representative) to waive compliance by the Co-Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences without the consent of any Series 2022-1 Class A-1 Noteholders. Any such consent or waiver of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Series 2022-1 Class A-1 Noteholder and upon all future Series 2022-1 Class A-1 Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Each purchaser or transferee of this Note (or any interest herein) shall be deemed to represent and warrant that either (i) it is not acquiring or holding this Note (or any interest herein) for or on behalf of, or with the assets of, any plan, account or other arrangement that is subject to Title I of ERISA, Section 4975 of the Code, entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements under DOL regulations, as modified by Section 3(42) of ERISA (collectively, “ERISA Plans”) or with the assets or any plan, account or other arrangement that is subject to the provisions under any Similar Law, or (ii) its purchase and holding of this Note (or any interest herein) does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

The term “Co-Issuer” as used in this Note includes any successor to the Co-Issuers and any Additional Co-Issuers under the Indenture.

The Series 2022-1 Class A-1 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

This Note and the Indenture shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Co-Issuers, which is absolute and unconditional, to pay the amounts due on this Note at the times, place and rate, and in the coin or currency herein prescribed.

[Remainder of page intentionally left blank]

Exh. A-1-1-8

ASSIGNMENT

Social Security or taxpayer LD. or other identifying number of assignee:                                                                                                    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                      , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By:		[1]
Signature Guaranteed:

[1]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note, without alteration, enlargement or any change whatsoever.

Exh. A-1-1-9

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Series 2022-1 Class A-1 Note Rate	Interest Period (if applicable)	Notation Made By

Exh. A-1-1-10

EXHIBIT A-1-2

FORM OF SERIES 2022-1 VARIABLE FUNDING SENIOR SECURED NOTE, CLASS A-1

SUBCLASS: SERIES 2022-1 CLASS A-1 SWINGLINE NOTE

THE ISSUANCE AND SALE OF THIS SERIES 2022-1 VARIABLE FUNDING SENIOR SECURED NOTE, CLASS A-1 (THIS “NOTE”), WHICH IS A SERIES 2022-1 CLASS A-1 SWINGLINE NOTE, HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND NONE OF DOMINO’S PIZZA MASTER ISSUER LLC, DOMINO’S SPV CANADIAN HOLDING COMPANY INC., DOMINO’S PIZZA DISTRIBUTION LLC AND DOMINO’S IP HOLDER LLC (THE “CO-ISSUERS”) HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT COMPETITORS (AS DEFINED IN THE INDENTURE), UNLESS THE CO-ISSUERS GIVE WRITTEN CONSENT TO SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER, AND IN ACCORDANCE WITH THE PROVISIONS OF THE CLASS A-1 NOTE PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 16, 2022 BY AND AMONG THE CO-ISSUERS, THE GUARANTORS, DOMINO’S PIZZA LLC, AS THE MANAGER, THE CONDUIT INVESTORS, THE COMMITTED NOTE PURCHASERS AND THE FUNDING AGENTS NAMED THEREIN AND BARCLAYS BANK PLC, AS ADMINISTRATIVE AGENT.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN AND SUBJECT TO SUBFACILITY INCREASES AND SUBFACILITY DECREASES AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

REGISTERED

No. R-S-	up to $[ ]

SEE REVERSE FOR CERTAIN CONDITIONS

DOMINO’S PIZZA MASTER ISSUER LLC,

DOMINO’S SPV CANADIAN HOLDING COMPANY INC.,

DOMINO’S PIZZA DISTRIBUTION LLC and

DOMINO’S IP HOLDER LLC

SUBCLASS: SERIES 2022-1 CLASS A-1 SWINGLINE NOTE

Exh. A-1-2-1

DOMINO’S PIZZA MASTER ISSUER LLC, a limited liability company formed under the laws of the State of Delaware, DOMINO’S SPV CANADIAN HOLDING COMPANY INC., a corporation incorporated under the laws of the State of Delaware, DOMINO’S PIZZA DISTRIBUTION LLC, a limited liability company formed under the laws of the State of Delaware, and DOMINO’S IP HOLDER LLC, a limited liability company formed under the laws of the State of Delaware (herein referred to, collectively, as the “Co-Issuers”), for value received, hereby jointly and severally promise to pay to [        ] or registered assigns, up to the principal sum of [        ] DOLLARS ($[        ]) or such lesser amount as shall equal the portion of the Series 2022-1 Class A-1 Outstanding Principal Amount evidenced by this Note as provided in the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement. Payments of principal shall be payable in the amounts and at the times set forth in the Indenture described herein; provided, however, that the entire unpaid principal amount of this Note shall be due on October 25, 2052 (the “Series 2022-1 Legal Final Maturity Date”). Pursuant to the Series 2022-1 Class A-1 Note Purchase Agreement and the Series 2022-1 Supplement, the principal amount of this Note may be subject to Subfacility Increases or Subfacility Decreases on any Business Day during the Commitment Term, and principal with respect to the Series 2022-1 Class A-1 Notes may be paid earlier than the Series 2022-1 Legal Final Maturity Date as described in the Indenture. The Co-Issuers will pay interest on this Series 2022-1 Class A-1 Swingline Note (this “Note”) at the Series 2022-1 Class A-1 Note Rate for each Interest Period in accordance with the terms of the Indenture. Such amounts due on this Note will be payable in arrears on each Quarterly Payment Date, which will be on the 25th day (or, if such 25th day is not a Business Day, the next succeeding Business Day) of each January, April, July and October, commencing October 25, 2022 (each, a “Quarterly Payment Date”). Such amounts due on this Note will accrue for each Quarterly Payment Date with respect to (i) initially, the period from and including September 16, 2022 to but excluding the day that is two (2) Business Days prior to the first Accounting Date and (ii) thereafter, any period commencing on and including the day that is two (2) Business Days prior to an Accounting Date and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Accounting Date (each, an “Interest Period”). Such amounts due on this Note (and interest on any defaulted payments of amounts due on this Note at the same rate) will be computed in accordance with the Indenture. In addition, under the circumstances set forth in the Indenture, the Co-Issuers shall also pay contingent interest on this Note at the Series 2022-1 Class A-1 Post-Renewal Date Contingent Interest Rate, and such contingent interest shall be computed and shall be payable in the amounts and at the times set forth in the Indenture. In addition to and not in limitation of the foregoing and the provisions of the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement, the Co-Issuers further jointly and severally agree to pay to the holder of this Note such holder’s portion of the other fees, costs and expense reimbursements, indemnification amounts and other amounts, if any, due and payable in accordance with the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Subfacility Increase and Subfacility Decrease with respect thereto and the Series 2022-1 Class A-1 Note Rate applicable thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Co-Issuers in respect of the Series 2022-1 Class A-1 Outstanding Principal Amount.

The amounts due on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Co-Issuers with respect to this Note shall be applied as provided in the Indenture.

Exh. A-1-2-2

This Note is subject to mandatory and optional prepayment as set forth in the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Co-Issuers and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Citibank, N.A., 388 Greenwich Street, New York, NY 10013, Attention: Agency & Trust — Domino’s Pizza Master Issuer LLC. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

Subject to the next following paragraph, the Co-Issuers hereby certify and declare that all acts, conditions and things required to be done and performed and to have happened prior to the creation of this Note and to constitute it as the valid obligation of the Co-Issuers enforceable in accordance with its terms, have been done and performed and have happened in due compliance with all applicable laws and in accordance with the terms of the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

Exh. A-1-2-3

IN WITNESS WHEREOF, each of the Co-Issuers has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:

DOMINO’S PIZZA MASTER ISSUER LLC, as Co-Issuer

By:
	Name:	Sandeep Reddy
	Title:	Executive Vice President and Chief Financial Officer

DOMINO’S SPV CANADIAN HOLDING COMPANY INC., as Co-Issuer

By:
	Name:	Sandeep Reddy
	Title:	Executive Vice President and Chief Financial Officer

DOMINO’S PIZZA DISTRIBUTION LLC, as Co-Issuer

By:
	Name:	Sandeep Reddy
	Title:	Executive Vice President and Chief Financial Officer

DOMINO’S IP HOLDER LLC, as Co-Issuer

By:
	Name:	Sandeep Reddy
	Title:	Executive Vice President and Chief Financial Officer

Exh. A-1-2-4

CERTIFICATE OF AUTHENTICATION

This is one of the Series 2022-1 Class A-1 Swingline Notes issued under the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signatory

Exh. A-1-2-5

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Series 2022-1 Class A-1 Notes of the Co-Issuers designated as their Series 2022-1 Variable Funding Senior Secured Notes, Class A-1 (herein called the “Series 2022-1 Class A-1 Notes”), and is one of the Subclass thereof designated as the Series 2022-1 Class A-1 Swingline Notes (herein called the “Series 2022-1 Class A-1 Swingline Notes”), all issued under (i) the Amended and Restated Base Indenture, dated as of March 15,2012 (such Amended and Restated Base Indenture, as amended, supplemented or modified, is herein called the “Base Indenture”), among the Co-Issuers and Citibank, N.A., as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture) and as securities intermediary, and (ii) a Series 2022-1 Supplement to the Base Indenture, dated as of September 16, 2022 (the “Series 2022-1 Supplement”), among the Co-Issuers, the Trustee and Citibank, N.A., as Series 2022-1 Securities Intermediary. The Base Indenture and the Series 2022-1 Supplement are referred to herein as the “Indenture”. The Series 2022-1 Class A-1 Swingline Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented, modified or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented, modified or amended.

The Series 2022-1 Class A-1 Swingline Notes are and will be secured by the Collateral pledged as security therefor as provided in the Indenture.

As provided for in the Indenture, the Series 2022-1 Class A-1 Swingline Notes may be prepaid, in whole or in part, at the option of the Co-Issuers. In addition, the Series 2022-1 Class A-1 Swingline Notes are subject to mandatory prepayment as provided for in the Indenture. As described above, the entire unpaid principal amount of this Note shall be due and payable on the Series 2022-1 Legal Final Maturity Date. Subject to the terms and conditions of the Series 2022-1 Class A-1 Note Purchase Agreement, all payments of principal of the Series 2022-1 Class A-1 Swingline Notes will be made pro rata to the holders of Series 2022-1 Class A-1 Swingline Notes entitled thereto based on the amounts due to such holders.

Amounts due on this Note which are payable on a Quarterly Payment Date or on any date on which payments are permitted to be made as provided for in the Indenture shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the applicable Record Date or Prepayment Record Date, as the case may be.

Interest and contingent interest, if any, will each accrue on the Series 2022-1 Class A-1 Swingline Notes at the rates set forth in the Indenture. The interest and contingent interest, if any, will be computed on the basis set forth in the Indenture. Amounts payable on the Series 2022-1 Class A-1 Swingline Notes on each Quarterly Payment Date will be calculated as set forth in the Indenture.

Payments of amounts due on this Note are subordinated to the payment of certain other amounts in accordance with the Priority of Payments.

If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Exh. A-1-2-6

Unless otherwise specified in the Series 2022-1 Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Series 2022-1 Class A-1 Noteholders of record on the preceding Record Date the amounts payable thereto by wire transfer in immediately available funds released by the Paying Agent from the Series 2022-1 Class A-1 Distribution Account no later than 12:30 p.m. (New York City time) if a Series 2022-1 Class A-1 Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date; provided, however, that the final principal payment due on a Series 2022-1 Class A-1 Note shall only be paid upon due presentment and surrender of such Series 2022-1 Class A-1 Note for cancellation in accordance with the provisions of the Series 2022-1 Class A-1 Note at the applicable Corporate Trust Office.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note shall be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Co-Issuers pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Series 2022-1 Class A-1 Noteholder hereof or its attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and accompanied by such other documents as the Trustee and the Registrar may require and as may be required by the Series 2022-1 Supplement, and thereupon one or more new Series 2022-1 Class A-1 Swingline Notes of authorized denominations in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Series 2022-1 Class A-1 Noteholder, by acceptance of a Series 2022-1 Class A-1 Note, covenants and agrees that by accepting the benefits of the Indenture that prior to the date that is one year and one day after the payment in full of the latest maturing note issued under the Indenture, such Series 2022-1 Class A-1 Noteholder will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing herein shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Related Document.

It is the intent of the Co-Issuers and each Series 2022-1 Class A-1 Noteholder that, for federal, state and local income and franchise tax purposes only, the Series 2022-1 Class A-1 Notes will evidence indebtedness of the Co-Issuers secured by the Collateral. Each Series 2022-1 Class A-1 Noteholder, by the acceptance of this Note, agrees to treat this Note (or beneficial interests herein) for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if any Co-Issuer is treated as a division of another entity, such other entity.

Exh. A-1-2-7

The Indenture permits certain amendments to be made thereto without the consent of the Control Party, the Controlling Class Representative or any Series 2022-1 Class A-1 Noteholders, provided that certain conditions precedent are satisfied. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Co-Issuers and the rights of the Series 2022-1 Class A-1 Noteholders under the Indenture at any time by the Co-Issuers with the consent of the Control Party (acting at the direction of the Controlling Class Representative) and without the consent of any Series 2022-1 Class A-1 Noteholders. The Indenture also contains provisions permitting the Control Party (acting at the direction of the Controlling Class Representative) to waive compliance by the Co-Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences without the consent of any Series 2022-1 Class A-1 Noteholders. Any such consent or waiver of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Series 2022-1 Class A-1 Noteholder and upon all future Series 2022-1 Class A-1 Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Each purchaser or transferee of this Note (or any interest herein) shall be deemed to represent and warrant that either (i) it is not acquiring or holding this Note (or any interest herein) for or on behalf of, or with the assets of, any plan, account or other arrangement that is subject to Title I of ERISA, Section 4975 of the Code, entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements under DOL regulations, as modified by Section 3(42) of ERISA (collectively, “ERISA Plans”) or with the assets or any plan, account or other arrangement that is subject to the provisions under any Similar Law, or (ii) its purchase and holding of this Note (or any interest herein) does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

The term “Co-Issuer” as used in this Note includes any successor to the Co-Issuers and any Additional Co-Issuers under the Indenture.

The Series 2022-1 Class A-1 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

This Note and the Indenture shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Co-Issuers, which is absolute and unconditional, to pay the amounts due on this Note at the times, place and rate, and in the coin or currency herein prescribed.

[Remainder of page intentionally left blank]

Exh. A-1-2-8

ASSIGNMENT

Social Security or taxpayer LD. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                          , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By:		[2]
Signature Guaranteed:

[2]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note, without alteration, enlargement or any change whatsoever.

Exh. A-1-2-9

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Subfacility Increase	Subfacility Decrease	Total	Series 2022-1 Class A-1 Note Rate	Interest Period (if applicable)	Notation Made By

Exh. A-1-2-10

Date	Unpaid Principal Amount	Subfacility Increase	Subfacility Decrease	Total	Series 2022-1 Class A-1 Note Rate	Interest Period (if applicable)	Notation Made By

Exh. A-1-2-11

EXHIBIT A-1-3

FORM OF SERIES 2022-1 VARIABLE FUNDING SENIOR SECURED NOTE, CLASS A-1

SUBCLASS: SERIES 2022-1 CLASS A-1 L/C NOTE

THE ISSUANCE AND SALE OF THIS SERIES 2022-1 VARIABLE FUNDING SENIOR SECURED NOTE, CLASS A-1 (THIS “NOTE”), WHICH IS A SERIES 2022-1 CLASS A-1 L/C NOTE, HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND NONE OF DOMINO’S PIZZA MASTER ISSUER LLC, DOMINO’S SPV CANADIAN HOLDING COMPANY INC., DOMINO’S PIZZA DISTRIBUTION LLC AND DOMINO’S IP HOLDER LLC (THE “CO-ISSUERS”) HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT COMPETITORS (AS DEFINED IN THE INDENTURE), UNLESS THE CO-ISSUERS GIVE WRITTEN CONSENT TO SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER, AND IN ACCORDANCE WITH THE PROVISIONS OF THE CLASS A-1 NOTE PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 16, 2022 BY AND AMONG THE CO-ISSUERS, THE GUARANTORS, DOMINO’S PIZZA LLC, AS THE MANAGER, THE CONDUIT INVESTORS, THE COMMITTED NOTE PURCHASERS AND THE FUNDING AGENTS NAMED THEREIN AND BARCLAYS BANK PLC, AS ADMINISTRATIVE AGENT.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN AND SUBJECT TO SUBFACILITY INCREASES AND SUBFACILITY DECREASES AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ALL L/C OBLIGATIONS RELATING TO LETTERS OF CREDIT ISSUED BY THE HOLDER OF THIS NOTE (WHETHER IN RESPECT OF UNDRAWN L/C FACE AMOUNTS OR UNREIMBURSED L/C DRAWINGS) SHALL BE DEEMED TO BE PRINCIPAL OUTSTANDING UNDER THIS NOTE FOR ALL PURPOSES OF THE SERIES 2022-1 CLASS A-1 NOTE PURCHASE AGREEMENT, THE INDENTURE AND THE OTHER RELATED DOCUMENTS OTHER THAN, IN THE CASE OF UNDRAWN L/C FACE AMOUNTS, FOR PURPOSES OF ACCRUAL OF INTEREST. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

REGISTERED

No. R-L-	up to $[ ]

Exh. A-1-3-1

SEE REVERSE FOR CERTAIN CONDITIONS

DOMINO’S PIZZA MASTER ISSUER LLC,

DOMINO’S SPV CANADIAN HOLDING COMPANY INC.,

DOMINO’S PIZZA DISTRIBUTION LLC and

DOMINO’S IP HOLDER LLC

SERIES 2022-1 VARIABLE FUNDING SENIOR SECURED NOTE, CLASS A-1

SUBCLASS: SERIES 2022-1 CLASS A-1 L/C NOTE

DOMINO’S PIZZA MASTER ISSUER LLC, a limited liability company formed under the laws of the State of Delaware, DOMINO’S SPV CANADIAN HOLDING COMPANY INC., a corporation incorporated under the laws of the State of Delaware, DOMINO’S PIZZA DISTRIBUTION LLC, a limited liability company formed under the laws of the State of Delaware, and DOMINO’S IP HOLDER LLC, a limited liability company formed under the laws of the State of Delaware (herein referred to, collectively, as the “Co-Issuers”), for value received, hereby jointly and severally promise to pay to [        ] or registered assigns, up to the principal sum of [        ] DOLLARS ($[        ]) or such lesser amount as shall equal the portion of the Series 2022-1 Class A-1 Outstanding Principal Amount evidenced by this Note as provided in the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement. Payments of principal shall be payable in the amounts and at the times set forth in the Indenture described herein; provided, however, that the entire unpaid principal amount of this Note shall be due on October 25, 2052 (the “Series 2022-1 Legal Final Maturity Date”). The initial outstanding principal amount of this Note shall equal the Series 2022-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount. Pursuant to the Series 2022-1 Class A-1 Note Purchase Agreement and the Series 2022-1 Supplement, the principal amount of this Note may be subject to Subfacility Increases or Subfacility Decreases on any Business Day during the Commitment Term, and principal with respect to the Series 2022-1 Class A-1 Notes may be paid earlier than the Series 2022-1 Legal Final Maturity Date as described in the Indenture. The Co-Issuers will pay (i) interest on this Series 2022-1 Class A-1 L/C Note (this “Note”) at the Series 2022-1 Class A-1 Note Rate and (ii) the Series 2022-1 Class A-1 L/C Fees, in each case, for each Interest Period in accordance with the terms of the Indenture. Such amounts due on this Note will be payable in arrears on each Quarterly Payment Date, which will be on the 25th day (or, if such 25th day is not a Business Day, the next succeeding Business Day) of each January, April, July and October, commencing October 25, 2022 (each, a “Quarterly Payment Date”). Such amounts due on this Note will accrue for each Quarterly Payment Date with respect to (i) initially, the period from and including September 16, 2022 to but excluding the day that is two (2) Business Days prior to the first Accounting Date and (ii) thereafter, any period commencing on and including the day that is two (2) Business Days prior to an Accounting Date and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Accounting Date (each, an “Interest Period”). Such amounts due on this Note (and interest on any defaulted payments of amounts due on this Note at the same rate) will be computed in accordance with the Indenture. In addition, under the circumstances set forth in the Indenture, the Co-Issuers shall also pay contingent interest and fees on this Note at the Series 2022-1 Class A-1 Post-Renewal Date Contingent Interest Rate, and such contingent interest and fees shall be computed and shall be payable in the amounts and at the times set forth in the Indenture. In addition to and not in limitation of the foregoing and the provisions of the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement, the Co-Issuers further jointly and severally agree to pay to the holder of this Note such holder’s portion of the other fees, costs and expense reimbursements, indemnification amounts and other amounts, if any, due and payable in accordance with the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement.

Exh. A-1-3-2

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Subfacility Increase and Subfacility Decrease with respect thereto and the Series 2022-1 Class A-1 Note Rate applicable thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Co-Issuers in respect of the Series 2022-1 Class A-1 Outstanding Principal Amount.

The amounts due on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Co-Issuers with respect to this Note shall be applied as provided in the Indenture.

This Note is subject to mandatory and optional prepayment as set forth in the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Co-Issuers and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Citibank, N.A., 388 Greenwich Street, New York, NY 10013, Attention: Agency & Trust — Domino’s Pizza Master Issuer LLC. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

Subject to the next following paragraph, the Co-Issuers hereby certify and declare that all acts, conditions and things required to be done and performed and to have happened prior to the creation of this Note and to constitute it as the valid obligation of the Co-Issuers enforceable in accordance with its terms, have been done and performed and have happened in due compliance with all applicable laws and in accordance with the terms of the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

Exh. A-1-3-3

IN WITNESS WHEREOF, each of the Co-Issuers has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:

DOMINO’S PIZZA MASTER ISSUER, LLC, as Co-Issuer

By:
	Name:	Sandeep Reddy
	Title:	Executive Vice President and Chief Financial Officer

DOMINO’S SPV CANADIAN HOLDING COMPANY INC., as Co-Issuer

By:
	Name:	Sandeep Reddy
	Title:	Executive Vice President and Chief Financial Officer

DOMINO’S PIZZA DISTRIBUTION, LLC, as Co-Issuer

By:
	Name:	Sandeep Reddy
	Title:	Executive Vice President and Chief Financial Officer

DOMINO’S IP HOLDER LLC, as Co-Issuer

By:
	Name:	Sandeep Reddy
	Title:	Executive Vice President

Exh. A-1-3-4

CERTIFICATE OF AUTHENTICATION

This is one of the Series 2022-1 Class A-1 L/C Notes issued under the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signatory

Exh. A-1-3-5

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Series 2022-1 Class A-1 Notes of the Co-Issuers designated as their Series 2022-1 Variable Funding Senior Secured Notes, Class A-1 (herein called the “Series 2022-1 Class A-1 Notes”), and is one of the Subclass thereof designated as the Series 2022-1 Class A-1 L/C Notes (herein called the “Series 2022-1 Class A-1 L/C Notes”), all issued under (i) the Amended and Restated Base Indenture, dated as of March 15,2012 (such Amended and Restated Base Indenture, as amended, supplemented or modified, is herein called the “Base Indenture”), among the Co-Issuers and Citibank, N.A., as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture) and as securities intermediary, and (ii) a Series 2022-1 Supplement to the Base Indenture, dated as of September 16, 2022 (the “Series 2022-1 Supplement”), among the Co-Issuers, the Trustee and Citibank, N.A., as Series 2022-1 Securities Intermediary. The Base Indenture and the Series 2022-1 Supplement are referred to herein as the “Indenture”. The Series 2022-1 Class A-1 L/C Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented, modified or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented, modified or amended.

The Series 2022-1 Class A-1 L/C Notes are and will be secured by the Collateral pledged as security therefor as provided in the Indenture.

All L/C Obligations relating to Letters of Credit issued by the holder of this Note (whether in respect of Undrawn L/C Face Amounts or Unreimbursed L/C Drawings) shall be deemed to be principal outstanding under this Note for all purposes of the Series 2022-1 Class A-1 Note Purchase Agreement, the Indenture and the other Related Documents other than, in the case of Undrawn L/C Face Amounts, for purposes of accrual of interest. As provided for in the Indenture, the Series 2022-1 Class A-1 L/C Notes may be prepaid, in whole or in part, at the option of the Co-Issuers. In addition, the Series 2022-1 Class A-1 L/C Notes are subject to mandatory prepayment as provided for in the Indenture. As described above, the entire unpaid principal amount of this Note shall be due and payable on the Series 2022-1 Legal Final Maturity Date. Subject to the terms and conditions of the Series 2022-1 Class A-1 Note Purchase Agreement, all payments of principal of the Series 2022-1 Class A-1 L/C Notes will be made pro rata to the holders of Series 2022-1 Class A-1 L/C Notes entitled thereto based on the amounts due to such holders.

Amounts due on this Note which are payable on a Quarterly Payment Date or on any date on which payments are permitted to be made as provided for in the Indenture shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the applicable Record Date or Prepayment Record Date, as the case may be.

Interest and fees and contingent interest, if any, will each accrue on the Series 2022-1 Class A-1 L/C Notes at the rates set forth in the Indenture. Such amounts will be computed on the basis set forth in the Indenture. Amounts payable on the Series 2022-1 Class A-1 L/C Notes on each Quarterly Payment Date will be calculated as set forth in the Indenture.

Payments of amounts due on this Note are subordinated to the payment of certain other amounts in accordance with the Priority of Payments.

Exh. A-1-3-6

If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Unless otherwise specified in the Series 2022-1 Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Series 2022-1 Class A-1 Noteholders of record on the preceding Record Date the amounts payable thereto by wire transfer in immediately available funds released by the Paying Agent from the Series 2022-1 Class A-1 Distribution Account no later than 12:30 p.m. (New York City time) if a Series 2022-1 Class A-1 Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date; provided, however, that the final principal payment due on a Series 2022-1 Class A-1 Note shall only be paid upon due presentment and surrender of such Series 2022-1 Class A-1 Note for cancellation in accordance with the provisions of the Series 2022-1 Class A-1 Note at the applicable Corporate Trust Office.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note shall be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Co-Issuers pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Series 2022-1 Class A-1 Noteholder hereof or its attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and accompanied by such other documents as the Trustee and the Registrar may require and as may be required by the Series 2022-1 Supplement, and thereupon one or more new Series 2022-1 Class A-1 L/C Notes of authorized denominations in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Series 2022-1 Class A-1 Noteholder, by acceptance of a Series 2022-1 Class A-1 Note, covenants and agrees that by accepting the benefits of the Indenture that prior to the date that is one year and one day after the payment in full of the latest maturing note issued under the Indenture, such Series 2022-1 Class A-1 Noteholder will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing herein shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Related Document.

It is the intent of the Co-Issuers and each Series 2022-1 Class A-1 Noteholder that, for federal, state and local income and franchise tax purposes only, the Series 2022-1 Class A-1 Notes will evidence indebtedness of the Co-Issuers secured by the Collateral. Each Series 2022-1 Class A-1 Noteholder, by the acceptance of this Note, agrees to treat this Note (or beneficial interests herein) for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if any Co-Issuer is treated as a division of another entity, such other entity.

Exh. A-1-3-7

The Indenture permits certain amendments to be made thereto without the consent of the Control Party, the Controlling Class Representative or any Series 2022-1 Class A-1 Noteholders, provided that certain conditions precedent are satisfied. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Co-Issuers and the rights of the Series 2022-1 Class A-1 Noteholders under the Indenture at any time by the Co-Issuers with the consent of the Control Party (acting at the direction of the Controlling Class Representative) and without the consent of any Series 2022-1 Class A-1 Noteholders. The Indenture also contains provisions permitting the Control Party (acting at the direction of the Controlling Class Representative) to waive compliance by the Co-Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences without the consent of any Series 2022-1 Class A-1 Noteholders. Any such consent or waiver of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Series 2022-1 Class A-1 Noteholder and upon all future Series 2022-1 Class A-1 Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Each purchaser or transferee of this Note (or any interest herein) shall be deemed to represent and warrant that either (i) it is not acquiring or holding this Note (or any interest herein) for or on behalf of, or with the assets of, any plan, account or other arrangement that is subject to Title I of ERISA, Section 4975 of the Code, entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements under DOL regulations, as modified by Section 3(42) of ERISA (collectively, “ERISA Plans”) or with the assets or any plan, account or other arrangement that is subject to the provisions under any Similar Law, or (ii) its purchase and holding of this Note (or any interest herein) does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

The term “Co-Issuer” as used in this Note includes any successor to the Co-Issuers and any Additional Co-Issuers under the Indenture.

The Series 2022-1 Class A-1 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

This Note and the Indenture shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Co-Issuers, which is absolute and unconditional, to pay the amounts due on this Note at the times, place and rate, and in the coin or currency herein prescribed.

[Remainder of page intentionally left blank]

Exh. A-1-3-8

ASSIGNMENT

Social Security or taxpayer LD. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

                    , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By:
[3]
Signature Guaranteed:

[3]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note, without alteration, enlargement or any change whatsoever.

Exh. A-1-3-9

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Subfacility Increase	Subfacility Decrease	Total	Series 2022-1 Class A-1 Note Rate	Interest Period (if applicable)	Notation Made By

Exh. A-1-3-10

Date	Unpaid Principal Amount	Subfacility Increase	Subfacility Decrease	Total	Series 2022-1 Class A-1 Note Rate	Interest Period (if applicable)	Notation Made By

Exh. A-1-3-11

EXHIBIT B-l

FORM OF TRANSFER CERTIFICATE FOR TRANSFERS

OF SERIES 2022-1 CLASS A-1 NOTES

Citibank, N. A.,

as Trustee

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Securities Window—Domino’s Pizza Master Issuer LLC

Re:

Domino’s Pizza Master Issuer LLC; Domino’s SPV Canadian Holding Company Inc.; Domino’s Pizza Distribution LLC; Domino’s IP Holder LLC Series 2022-1 Variable Funding Senior Notes, Class A-1 Subclass: Series 2022-1 Class A-1 [Advance] [Swingline] [L/C] Notes (the “Notes”)

Reference is hereby made to (i) the Amended and Restated Base Indenture, dated as of March 15, 2012 (the “Base Indenture”), among Domino’s Pizza Master Issuer LLC, Domino’s Pizza Distribution LLC, Domino’s IP Holder LLC, and Domino’s SPV Canadian Holding Company Inc., as co-issuers (the “Co-Issuers”), and Citibank, N.A., as trustee (the “Trustee”) and as securities intermediary, and (ii) the Series 2022-1 Supplement to the Base Indenture, dated as of September 16, 2022 (the “Series 2022-1 Supplement” and, together with the Base Indenture, the “Indenture”), among the Co-Issuers, the Trustee and Citibank, N.A., as Series 2022-1 Securities Intermediary. Capitalized terms used but not defined herein shall have the meanings assigned to them pursuant to the Indenture or the Series 2022-1 Class A-1 Note Purchase Agreement identified in Annex A to the Series 2022-1 Supplement, as applicable.

This certificate relates to U.S. $[            ] aggregate principal amount of Notes registered in the name of [                    ] [name of transferor] (the “Transferor”) and held in the form of [a definitive Note][an Uncertificated Note], who wishes to effect the transfer of such Notes in exchange for an equivalent principal amount of Notes of the same Subclass in the name of [                    ] [name of transferee] (the “Transferee”) to be held in the form of [a definitive Note][an Uncertificated Note].4

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that either (A) it is the Master Issuer or an Affiliate of the Master Issuer or (B) such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and the Series 2022-1 Class A-1 Note Purchase Agreement, (ii) pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (iii) to a Person who is not a Competitor.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Co-issuers and the Trustee that either it is the Master Issuer or an Affiliate of the Master Issuer,

[4]

In the case of a Transferee taking their interest in the applicable Series 2022-1 Class A-1 Note, following the transfer to such Transferee, the Trustee shall send to the Transferee a Confirmation of Registration pursuant to Section 4.01(f) of the Series 2022-1 Supplement

Exh. B-1-1

or:

1. the Transferee has had an opportunity to discuss the Co-issuers’ and the Manager’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with the Co-issuers and the Manager and their respective representatives;

2. the Transferee is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2022-1 Class A-1 Notes;

3. the Transferee is purchasing the Series 2022-1 Class A-1 Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in paragraph (2) above and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control, and neither it nor its Affiliates has engaged in any general solicitation or general advertising within the meaning of the Securities Act with respect to the Series 2022-1 Class A-1 Notes;

4. the Transferee understands that (i) the Series 2022-1 Class A-1 Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, (ii) the Co-Issuers are not required to register the Series 2022-1 Class A-1 Notes, (iii) any transferee must not be a Competitor and (iv) any transfer must comply with the provisions of Section 2.8 of the Base Indenture, Section 4.03 of the Series 2022-1 Supplement and Section 9.03 or 9.17, as applicable, of the Series 2022-1 Class A-1 Note Purchase Agreement;

5. the Transferee will comply with the requirements of paragraph (4) above in connection with any transfer by it of the Series 2022-1 Class A-1 Notes;

6. the Transferee understands that the Series 2022-1 Class A-1 Notes will bear the legend set out in the applicable form of Series 2022-1 Class A-1 Notes attached to the Series 2022-1 Supplement and be subject to the restrictions on transfer described in such legend;

7. the Transferee will obtain for the benefit of the Co-Issuers from any purchaser of the Series 2022-1 Class A-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs;

8. the Transferee is not a Competitor;

9. either (i) the Transferee is not acquiring or holding the Notes (or any interest therein) for or on behalf of, or with the assets of, any plan, account or other arrangement that is subject to Title I of ERISA, Section 4975 of the Code, entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements under DOL

Exh. B-1-2

regulations, as modified by Section 3(42) of ERISA (collectively, “ERISA Plans”) or with the assets or any plan, account or other arrangement that is subject to the provisions under any Similar Law, or (ii) its purchase and holding of the Notes (or any interest therein) does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law;

10. if it is an ERISA Plan or is purchasing or holding the Series 2022-1 Notes on behalf of or with “plan assets” of any ERISA Plan, it shall be deemed to represent, warrant and agree that (i) none of the Co-Issuers, the Guarantors or the Initial Purchasers, nor any other person that provide marketing services, nor any of their affiliates, has provided, and none of them will provide, any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the ERISA Plan (“Plan Fiduciary”), has relied as primary basis in connection with its decision to invest in the Series 2022-1 Notes, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the ERISA Plan or the Plan Fiduciary in connection with the ERISA Plan’s acquisition of the Series 2022-1 Notes; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Series 2022-1 Notes; and

11. the Transferee is:

☐ (check if applicable) a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) and a properly completed and signed Internal Revenue Service (“IRS”) Form W-9 (or applicable successor form) is attached hereto; or

☐ (check if applicable) not a “United States person” within the meaning of Section 7701(a)(30) of the Code and a properly completed and signed IRS Form W-8 (or applicable successor form) is attached hereto.

The Transferee understands that the Co-Issuers, the Trustee and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and are irrevocably authorized to produce this certificate or a copy thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, and the Transferee hereby consents to such reliance and authorization.

[Name of Transferee]

By:
Name:
Title:

Dated: ________, ____

Exh. B-1-3

Taxpayer Identification Number:	Address for Notices:
Wire Instructions for Payments:
Bank:
Address:
Bank ABA #:	Tel:
Account No.:	Fax:
FAO:	Attn.:
Attention:

Registered Name (if Nominee):

cc:	Domino’s Pizza Master Issuer LLC

Domino’s Pizza Distribution LLC

Domino’s IP Holder LLC

Domino’s SPV Canadian Holding Company Inc.

24 Frank Lloyd Wright Drive

P.O. Box 485

Ann Arbor, Michigan 48106

Exh. B-1-4

EXHIBIT B-2

Exh. B-2-1

EXHIBIT B-3

Exh. B-3-1

EXHIBIT B-4

Exh. B-4-1

EXHIBIT C

FORM OF QUARTERLY NOTEHOLDERS’ STATEMENT

[Attached]

Exh. C-1

EXHIBIT D

FORM OF CONFIRMATION OF REGISTRATION

Date:

[Name of Holder of Series 2022-1 Class A-1 Notes]

[Address of Holder of Series 2022-1 Class A-1 Notes]

Re:

Domino’s Pizza Master Issuer LLC; Domino’s SPV Canadian Holding Company Inc.; Domino’s Pizza Distribution LLC; Domino’s IP Holder LLC Series 2022-1 Variable Funding Senior Notes, Class A-1 Subclass: Series 2022-1

Class A-1 [Advance] [Swingline] [L/C] Notes (the “Notes”)

Reference is hereby made to (i) the Amended and Restated Base Indenture, dated as of March 15, 2012 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Base Indenture”), among Domino’s Pizza Master Issuer LLC, Domino’s Pizza Distribution LLC, Domino’s IP Holder LLC, and Domino’s SPV Canadian Holding Company Inc., as co-issuers (the “Co-Issuers”), and Citibank, N.A., as trustee (the “Trustee”) and as securities intermediary, and (ii) the Series 2022-1 Supplement to the Base Indenture, dated as of September 16, 2022 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Series 2022-1 Supplement” and, together with the Base Indenture, the “Indenture”), among the Co-Issuers, the Trustee and Citibank, N.A., as Series 2022-1 Securities Intermediary. Capitalized terms used but not defined herein shall have the meanings assigned to them pursuant to the Indenture or the Series 2022-1 Class A-1 Note Purchase Agreement identified in Annex A to the Series 2022-1 Supplement, as applicable.

Pursuant to Section 4.01(f) of the Series 2022-1 Supplement, the undersigned hereby confirms that the Registrar has registered the aggregate principal amount of the Subclass of the Series 2022-1 Class A-1 Notes specified below, in the name specified below, in the Note Register. This Confirmation of Registration is provided for informational purposes only; ownership of each Uncertificated Series 2022-1 Class A-1 Note shall be determined conclusively by the Note Register. To the extent of any conflict between this Confirmation of Registration and the Note Register, the Note Register shall control. This is not a security certificate or evidence of ownership.

Uncertificated Series 2022-1 Class A-1 Notes: [Advance Note][Swingline Note][L/C Note]

Maximum Principal Amount: U.S.$[            ]

Registered Name: [        ]

CITIBANK, N.A.,
Trustee and Registrar

By:
Authorized Signatory

Exh. D-1

EXHIBIT E

FORM OF MANDATORY/VOLUNTARY DECREASE

DOMINO’S PIZZA MASTER ISSUER LLC,

DOMINO’S SPV CANADIAN HOLDING COMPANY INC.,

DOMINO’S PIZZA DISTRIBUTION LLC and

DOMINO’S IP HOLDER LLC

SERIES 2022-1 VARIABLE FUNDING SENIOR SECURED NOTES, CLASS A-1

TO: Citibank, N.A., as Trustee

CC: Barclays Bank PLC, as Administrative Agent

Greetings:

Reference is made to (a) that certain Series 2022-1 Class A-1 Note Purchase Agreement, dated as of September 16, 2022 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2022-1 Class A-1 Note Purchase Agreement”), by and among the Co-Issuers, Domino’s Pizza LLC, as the Manager, the Guarantors, the Conduit Investors, the Committed Note Purchasers, the Funding Agents and Barclays Bank PLC, as L/C Provider, Swingline Lender and Administrative Agent and (b) that certain Series 2022-1 Supplement, dated as of September 16, 2022 (the “Series 2022-1 Supplement”) to the Amended and Restated Base Indenture, dated as of May 15, 2012 (as may be further amended, amended and restated, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”), by and among the Co-Issuers and CITIBANK, N.A., as Trustee and as Securities Intermediary. Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under or as provided in the Series 2022-1 Class A-1 Note Purchase Agreement or the Series 2022-1 Supplement, as applicable.

Pursuant to Section 2.02[(a)][(b)] of the Series 2022-1 Supplement and Section 2.02(d) of the Series 2022-1 Class A-1 Note Purchase Agreement, the undersigned hereby gives the Trustee and the Administrative Agent notice of a [Mandatory][Voluntary] Decrease and directs that the following amounts be paid on [                 ] [(the “Mandatory Decrease Date”)][(the “Voluntary Decrease Date”)].

Principal: $

Interest: $

Breakage Amount (if any): $

In furtherance of the above, the Trustee is hereby directed to transfer such amounts from the Collection Account to the Series 2022-1 Class A-1 Distribution Account on the [Mandatory][Voluntary] Decrease Date and to distribute such amounts to [________] at account number [________].

For the avoidance of doubt, this repayment is a repayment and is not a permanent reduction in the Series 2022-1 Class A-1 Notes Maximum Principal Amount.

Exh. E-1

The undersigned has executed and delivered this payment direction on the ____ day of _____, _____.

DOMINO’S PIZZA LLC, as Manager on behalf of the Co-Issuers

By:
Name:
Title:

Exh. E-2